                                                                  EXHIBIT (b)(1)

                               M E M O R A N D U M


TO:               File

FROM:             G. Clyde Buck
                  Holden W. Burrow

DATE:             October 15, 1998

RE: Logic Memo to Support HWG Fairness Opinion to Partnership Unitholders of Enex Consolidated, L.P. in Connection with the Issuance of a New Convertible Redeemable Series C Preferred Stock by Middle Bay Oil Company, Inc. to the Partnership Unitholders of Enex Consolidated, L.P.



                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
A. BACKGROUND OF MIDDLE BAY OIL COMPANY, INC                                   3

B. BACKGROUND OF ENEX CONSOLIDATED PARTNERS, L.P.                              4

C. SUMMARY OF CRITICAL FACTORS TO SUPPORT

         HWG'S FAIRNESS OPINION                                                6

                                    EXHIBITS

1. H.J. Gruy Reserve Report as of 10/1/98

2. Reserve Calculations based on SEC Case as of 10/1/98

3. Comparable Convertible Preferred Stocks- Energy Related

4. Comparable Convertible Preferred Stocks - Non-Energy Related

5. Comparable Companies - Selected Data for Five Comparable E & P Companies

A.       BACKGROUND OF MIDDLE BAY

         Middle Bay Oil Company, Inc. ("Middle Bay") is a Houston-based independent oil and gas company engaged in exploration, development and production of oil and natural gas in the Gulf Coast and Mid-Continent regions. Middle Bay was formed through the reorganization of Bay City Consolidated Partners, Ltd. and was incorporated in Alabama in 1992. Middle Bay employs 27 people. Middle Bay is in the process of acquiring all of the limited partnership interests of Enex Consolidated Partners, L.P. (the Enex Partnership").

         Middle Bay has made six acquisitions in the past two years: NPC Energy Corporation in 1996; Bison Energy Corporation, Shore Oil Company and Riceville Field in 1997; Enex Resources Corporation and Service Drilling, LLC. in 1998. In March 1998, Middle Bay acquired 79.2% of Enex Resources Corporation, which is the General Partner of the Enex Partnership. Enex Resources Corporation is the owner of 620,097 partnership units or 56.24% of the 1,102,631 total partnership units of the Enex Partnership.

         The principal assets and liabilities of Middle Bay are shown on page 5. The objective of Middle Bay is to grow through the addition and exploitation of reserves via acquisitions and a moderate exploration program. The primary focus will continue to be on long-life oil and natural gas reserves in the Gulf Coast and mid-continent regions.

         Middle Bay uses successful-efforts accounting for its oil and gas assets, which is a normal and generally accepted method of accounting, but which usually does not indicate fair market value of underlying oil and gas assets as accurately as a reserve report.

B.       BACKGROUND OF THE ENEX PARTNERSHIP

         The Enex Partnership was formed through the combination of 34 Enex Oil and Gas Limited Partnerships on June 30, 1997 under the New Jersey Uniform Limited Partnership Law. The Enex Partnership is based in Kingwood, Texas and has no regional offices. Enex Resources Corporation (the "General Partner") manages the Enex Partnership.

         The Enex Partnership is engaged in the oil and gas business with a primary focus of acquiring ownership interests in producing oil and gas properties. The Enex Partnership currently owns royalty interests, overriding royalty interests and working interests in producing properties located primarily in Texas, Oklahoma and Louisiana. The Enex Partnership has no intentions to participate in exploratory drilling and usually will not participate in developmental drilling unless it believes the drilling will enhance the value of its producing properties. If developmental drilling is conducted, it is financed through third party borrowings or funds from operations.

         A balance sheet as of 6/30/98 for the Enex Partnership is shown on page 5.

                            MIDDLE BAY BALANCE SHEET

                                   (In 000's)

                                  AS OF 6/30/98


         Current Assets                                         $ 7,642
         Non-Current Assets                                         170
         Oil and Gas Properties, Net                             60,231
         Other Assets                                               200

         Total Assets                                           $68,243
                                                                =======

         Current Liabilities                                      7,241
         Long Term Debt                                          26,629
         Deferred Taxes                                           3,709
         Other Liabilities                                          522
         Minority Interest in Enex                                7,034
         Shareholders' Equity                                    23,109

         Total Liabilities and Equity                           $68,243
                                                                =======




                       THE ENEX PARTNERSHIP BALANCE SHEET

                                   (In 000's)

                                  AS OF 6/30/98


         Current Assets                                          $ 2,607
         Oil and Gas Properties, Net                               9,320

         Total Assets                                            $11,927
                                                                 =======

         Current Liabilities                                         603
         Limited Partners' Capital Subject To Redemption          11,314
         General Partner Capital                                      11

         Total                                                   $11,927
                                                                 =======

C.       SUMMARY OF CRITICAL FACTORS TO SUPPORT HWG'S FAIRNESS OPINION

         The following items are noted to create a record of the critical factors considered in conjunction with (a) our overall knowledge of fairness and business transactions from a financial point of view and
         (b) our business judgment in rendering a fairness opinion to the Enex Partnership in October 1998. We define "fair market value" as "the price agreed upon between a willing buyer and a willing seller with each having full knowledge of all relevant facts and neither being under any compulsion to act."

         In preparing this memo, with the Enex Partnership's approval, we performed no audit work, did not prepare appraisals of specific Enex Partnership assets and did not verify the accuracy or completeness of information furnished to us by the Enex Partnership and Middle Bay.

         HWG's engagement to furnish a fairness opinion in connection with the Exchange is set forth in an engagement letter agreement between HWG and Middle Bay dated September 17, 1998. The agreement involves a total fee of $40,000, reimbursement for reasonable out-of-pocket expenses and indemnification of HWG. HWG has performed financial advisory services for Middle Bay in recent months for which it was paid an advisory fee of $20,000 by Middle Bay. As part of their services, HWG performed a financial evaluation of Middle Bay. As a result of that evaluation, HWG issued a research report and buy recommendation with respect to the Middle Bay common stock.

1. Our primary logic for evaluating the fairness of the Proposed Exchange to the Partnership Unitholders of the Enex Partnership was to:

         (a) estimate a reasonable range for the current fair market value per Unit of 100% of the partnership units of the Enex Partnership;

         (b) estimate a reasonable range for the current fair market value of the new convertible preferred stock to be issued by Middle Bay; and

         (c) determine that the range of the value for each Unit being surrendered was reasonably close to or equal to the value of the new Middle Bay convertible stock being received for each Unit.

         We estimated a total exchange value range by first estimating a reasonable range of the fair market value of the total proved reserves of the Enex Partnership and then adding an estimated 9/30/98 net working capital of $1.25 million and general intangibles of $0.1 million. Our range of total exchange value was then divided by the 1,102,631 Units which resulted in a value range per Unit of $9.48 - $11.84 (see calculation table in next paragraph). We then estimated the fair market value range for each share of Convertible Preferred and multiplied by the exchange ratio of 2.128 to get a fair market value range for the preferred stock being exchanged for each Unit ($8.51 - $10.64).

         Finally, we noted that our two ranges of fair market value overlap between $9.48 and $10.64 per Unit, which appears to be an ample portion of the two ranges for the Exchange to be fair to the public Unitholders (i.e., that the value received is reasonably close to or equal to the value surrendered).

                  Value of Reserves                                 $9.1 - 11.7 mil.     (A)

                  Working Capital                                         1.25

                  Other Assets                                            0.1

                  Total Assets                                        $10.5 - 13.1

                  Units Outstanding (in mil.)                          1.102631

                                                                     -------------
                  Range of Value/ Unit                               $9.48 - 11.84
                                                                     -------------

                  Range of Value of Cv. Pfd / Share                   $4.00 - 5.00       (B)

                  Number of Shares of Cv. Pfd Per Unit (in mil.)          2.128

                                                                     -------------
                  Range of Value of Cv. Pfd / Unit                   $8.51 - 10.64
                                                                     -------------

                                                                     -------------
                  Range of Overlap                                   $9.48 - 10.64
                                                                     -------------

         (A) Based primarily upon H.J. Gruy value of $10.4 million (see page 9 of this memo) and the uncertainty of any one value.

         (B) See page 19 of this memo. Our analysis indicates that $4.00 - $5.00 is a reasonable range of value.

2. Although H.J. Gruy & Associates ("H.J. Gruy") estimated the fair market value of the Enex reserves at $10.38 million, we noted that H.J. Gruy also estimated the orderly liquidation value at $8.86 million after considering that the Enex Partnership would have significant expenses and fees during an estimated 12-month liquidation period. Gruy is thus saying that only $8.86 million will be available from the sale of the reserves to pay Unitholders.

         If this is true, the preceding analysis of value given up vs. value received in the Exchange might be more accurate if we substituted $8.86 million for the $10.38 million used to start the analysis of a range of "Value of Reserves." The revised calculations would be as follows:

                  Value of Reserves                                 $7.8 - 10.0 mil.          (A)

                  Working Capital                                         1.25

                  Other Assets                                            0.1

                  Total Assets                                        $9.2 - 11.4

                  Units Outstanding (in mil.)                           1.102631

                                                                     -------------
                  Range of Value/ Unit                               $8.29 - 10.29
                                                                     -------------

                  Range of Value of Cv. Pfd / Share                   $4.00 - 5.00            (B)

                  Number of Shares of Cv. Pfd Per Unit (in mil.)         2.128

                                                                     -------------
                  Range of Value of Cv. Pfd / Unit                   $8.51 - 10.64
                                                                     -------------

                                                                     -------------
                  Range of Overlap                                   $8.51 - 10.29
                                                                     -------------

         (A) Based primarily upon H.J. Gruy orderly liquidation value of $8.86 million (see pages 11-12 of this memo) and the uncertainty of any one value.

         (B) See page 20 of this memo. Our analysis indicates that $4.00 - $5.00 is a reasonable range of value.

         As noted, this revised analysis shows that the value given up in the Exchange is very nearly equal to the value received. We believe this clearly indicates the fairness of the Exchange.

3. We noted that the number (i.e., 2.128 shares/Unit) of Series C Convertible Preferred shares offered in exchange for each Unit was determined by Middle Bay management by dividing a Total Exchange Value of $10.64 per Unit by the $5.00 liquidation value per share of Series C Preferred ($10.64 divided by $5.00 is 2.128 shares/Unit). We noted that the Exchange will cause a taxable event for Unitholders that are not exempt from federal income tax.

4. In looking at 100% of the Enex Partnership, we began with the 9/23/98 reserve report as of 10/1/98 prepared by H.J. Gruy and the Enex Partnership unaudited balance sheet for 6/30/98. The 9/23/98 reserve report indicated a total proved reserve value of $14.1 million for the Enex Partnership's oil and gas assets, as noted on the following page. Assumptions included a 10% per annum discount factor plus certain price and cost escalations.

SUMMARY OF RESERVES AS OF OCTOBER 1, 1998 - ESCALATED CASE FOR CASH FLOWS

                                 (IN THOUSANDS)

                                                           Present Value at 10% of
                                 Oil (Mbls)   Gas (MMcf)       Net Cash Flows
Proved Developed Producing             781         6,543                   $11,831
Proved Developed Non Producing          17         2,415                     2,309
Total Proved                           797         8,958                   $14,140

Probable                                16           692                   $   628
Possible                                 1           179                   $   312


         The reserve report was based on the following price escalations:

                                 OIL                     GAS                    NGLs
         YEAR                  ($/bbl)                 ($/Mcf)                ($/bbl)
         ----                  -------                 -------                -------
         1998                  $13.00                  $2.50                  $8.45
          % change                7.7%                  -8.0%                   7.7%
         1999                   14.00                   2.30                   9.10
          % change                7.1%                   0.0%                   7.1%
         2000                   15.00                   2.30                   9.75
          % change                2.5%                   2.5%                   2.5%
         2001                   15.38                   2.36                   9.99

         The initial prices were the average NYMEX prices for oil and natural gas for the years 1998 through 2000 as of 9/23/98. After the year 2000, oil prices were escalated at 2.5% per year to a maximum price of $35.00 per barrel. After the year 2000, gas prices were escalated at 2.5% per year to a maximum price of $4.50 per Mcf (and to $22.75 per barrel for natural gas liquids). Operating expenses were escalated at an annual rate of 2 - 5% per year until natural gas reached its maximum value. All future net cash flows were then discounted at 10% per annum.

         We noted that the 9/23/98 report was an update of a report prepared as of 7/1/98. The 7/1/98 report showed a total proved reserve value of $15.6 million, 10.6% above the $14.1 million value estimated as of 10/1/98.

         The 9/23/98 report estimates the fair market value of the proved reserves to be $10.38 million as of 10/1/98. This is 26% less than the aforementioned $14.1 million present value of future net cash flows discounted at 10% per annum. The fair market value of the reserves was then added to an estimated $1.25 million net working capital and $0.1 million for general intangibles at 9/30/98, which management of Middle Bay determined resulted in a Total Exchange Value of $11.73 million (10.38 + 1.35) or $10.64 per Unit ($11,730,000 / 1,102,631 Units). The $10.64
         per Unit represents the exchange value which management of Middle Bay has proposed. Middle Bay will issue 2.128 shares of the new Series C Convertible Preferred Stock for each Unit.

         We discussed with representatives of H.J. Gruy the methodology employed in their estimates. H.J. Gruy estimated the fair market value attributable to proved developed producing reserves by reducing the 10% percent discounted future net cash flow to reflect the impact of federal income tax (e.g., by increasing the discount rate by roughly 5
         - 10% depending on payback period). The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. H.J. Gruy then made further suitable adjustments to correspond to these two financial indices when resulted in H.J. Gruy's estimated fair market value. H.J. Gruy divides properties into three categories: 1) long-life properties (i.e., properties with 20 plus years remaining), 2) short-life properties (i.e., properties with less than 10 years remaining) and 3) intermediate-life properties (i.e., properties with lives of 10 - 20 years). Based on H.J. Gruy's experience, recent transactions observed and general reserve knowledge, buyers expect an IRR of 18 - 20% for long-life properties and a much higher IRR for shorter life properties (i.e., 25 - 40%). The engineers at H.J. Gruy also believe that a long-life property should have a payback period of 3 to 6 years and a short-life property should have a 1 to 2.5 year payback.

         The 9/23/98 report also estimates the orderly liquidation value of the proved reserves to be $8.86 million. This estimate assumes the orderly liquidation of the partnership assets over a 12 month period. H.J. Gruy assumed that the Enex Partnership would incur general and administrative expenses of $1.0 million plus approximately 5% ($0.5 million) for third party expenses such as broker fees, legal and land fees, printing costs and miscellaneous expenses. If we then added this orderly liquidation value of the proved reserves to an estimated $1.25 million of net working capital and $0.1 million of general intangibles on 9/30/98, we would get a revised Total Exchange Value of $10.2 million (8.86 + 1.35) or $9.26 per Unit ($10,211,000 / 1,102,631 Units).

         We surmise that H.J. Gruy recognized that (a) the price escalation assumptions used by H.J. Gruy might be more optimistic than what a normal willing buyer might have assumed on 9/30/98 (but a buyer probably would have assumed some price escalation because prices were considered by many to be temporarily depressed due to a short-term oversupply of both oil and gas), (b) if prices were escalated, a discount rate above 10% (e.g., 13%) might be used and (c) a buyer would normally evaluate PDP (proved developed producing) reserves more favorably (i.e., as less risky) than other categories of proved reserves. On the other hand, a buyer might also consider giving some value to probable and possible reserves, which are not part of proved reserves.

         In discussions with oil and gas executives currently considering acquisitions somewhat comparable to the Enex Partnership's primary assets, we were told that a reasonable fair market value reserve calculation by a buyer might assume either:

         (a) flat current prices and costs plus a 10% discount factor ("SEC Case"), or

         (b) current prices and costs escalating at 3 - 5% per year plus a 10 - 15% discount factor, plus

         (c) a 30 - 50% "haircut" for proved non-producing proved reserves, such as proved behind pipe ("PDNP" or "PDBP") and proved undeveloped ("PUD").

         It was also suggested to us that the value of PDNP reserves would be "haircut" by a buyer by roughly 20% in average or normal circumstances and that PUD reserves would be haircut 35 - 75%, depending on the quality of such undeveloped reserves and the likelihood that they would be developed at current prices for oil and gas.

5. We were also provided an SEC Case reserve calculation prepared by management of Middle Bay as of 10/01/98 using flat current prices and costs and a 10% discount factor. We believe this SEC Case approximates a case with current prices and costs escalating at 3% per year a 13% discount factor (13% less 3% equals 10%). In the table below, Case A assumes flat prices and costs at a 10% discount rate. Case B has the same assumptions except we have applied a 50% haircut to Proved Developed Non-Producing reserves.


                 ESTIMATED VALUES - SEC CASE RESERVE VALUES

                   (In thousands except per unit amounts)

                                                             CASE A      CASE B
Net Working Capital (1)                                      $ 1,250     $ 1,250
General Intangibles (2)                                          100         100
Market Value of Estimated Reserves (AS OF 10/1/98):
Proved Developed Producing                                     9,658       9,658
Proved Developed Non-Producing                                 1,736         868
Total Assets                                                  12,694      11,876

Long Term Debt                                                     0           0

Estimated Partnership Value at 10/1/98                       $12,694     $11,876
Total Partnership Units                                        1,103       1,103
Estimated Partnership Value Per Unit                         $ 11.51     $ 10.77


(1) Estimated Net Book Value of Current Assets and Liabilities as of 9/30/98.

(2) Estimated as of 9/30/98.

         Assumptions

         Case A: Based on SEC Case (PV 10% and Flat Prices).

         Case B: Based on SEC Case (PV 10% and Flat Prices) with a 50% haircut for PDNP.


6.       Cash Yield Comparison

         We compared projected cash dividends of $0.50 per share per year to holders of the new Series C Preferred Stock to related cash distributions on Units, which are expected to be $1.33 per Unit in 1999, $1.07 per Unit in the year 2000, and $0.81 in the year 2001. Middle Bay estimates that the remaining economic life of the Enex Partnership is six years based upon projected production volumes and cash flows from the Gruy reserve report.

         The preferred stockholders will receive a semi-annual dividend of $0.25 per share. Annual dividends of $0.50 per share would be 10% of the $5.00 face value per share. These annual cash dividends of $0.50 thus would be $1.06 for the 2.128 preferred shares exchanged for each Unit and would thus be 1% below an average expected cash distribution per Unit of $1.07 for 1999 - 2001.

         The 1% difference is insignificant and helps show that the "value received" is fairly close to the "value surrendered" by each Unitholder.

7. We reviewed historical cash distributions for the Enex Partnership's limited partners, which from 1996 to 1998 were:

         YEAR                          CASH DISTRIBUTIONS         PER UNIT
       1996                                $2,464,947             $   2.24
       1997 (a)                             2,329,517                 2.11
       1997 (b)                             2,264,438                 2.05
       1998 (c)                             2,063,169                 1.87

         Distributions paid through 6/30/97.

         Distributions paid from 7/1/97 to 12/31/97.

         Distributions paid through 6/30/98.

8.       Comparable Recent Transactions

         We reviewed certain recent transactions, but none were comparable enough to the Exchange to make our analysis of such transactions more important than our "value received" vs. "value surrendered" analysis in Items 1 and 2 of this logic memo.

         Triton Transaction

         On 8/31/98, Hicks, Muse, Tate & Furst, Inc. reached a definitive agreement under which an investment affiliate of Hicks Muse will initially invest approximately $130 million to acquire convertible preferred shares representing approximately 17% of Triton Energy's pro forma shares outstanding. The preferred shares will be convertible into ordinary shares at $17.50 per share and have an 8% dividend yield. Triton's stock price was $14.50 when the deal was negotiated and was $11.44 on 8/31/98. We note that this recent convertible preferred transaction is an example of two sophisticated unrelated parties negotiating a fair market deal. The 8% dividend is less than Middle Bay's proposed 10% and a significant indication that Middle Bay's proposal is fair even though Triton Energy is much larger than Middle Bay.

         Triton Energy Limited (NYSE: OIL) is an international oil and gas partnership with approximately a $300 million market capitalization. The company explores and produces through affiliates and subsidiaries. Triton's properties are located in Columbia, Malaysia, Thailand, Africa, Asia, Middle East and Europe.

         Hicks, Muse, Tate & Furst, Inc. is a Dallas based leveraged buyout firm. Formed in 1989, the firm has completed or currently has pending more than 230 transactions with a total capital value in excess of $30 billion.

         Coho Transaction

         On 8/24/98, an affiliate of Hicks, Muse, Tate & Furst, Inc. announced its intent to acquire 41.7 million newly issued shares of Coho Energy (NASDAQ: COHO) at $6.00 per share in exchange for 62% ownership. The $6.00 per share price represents a 28% premium over the 8/23/98 closing price of $4.69. The proceeds will be used to retire long-term debt and general working capital purposes. At $6.00 per share, the implied enterprise value for Coho Energy is $403 million. At 12/31/97, Coho Energy had 718 BCFE in proved reserves and an SEC PV 10% value of $526 million. Given a $403 million enterprise value, the transaction was priced at $0.56 per Mcfe, 76% of the 12/31/97 SEC PV 10% value and 9.4 times the trailing twelve month earnings before interest taxes depreciation and exploration costs ending 6/30/98.

         Coho Energy is a publicly-traded exploration and production company operating primarily in Louisiana and Mississippi.

         Costilla Transaction

         Enron Capital & Trade Resources Corp., an affiliate of Enron Corp. (NYSE: ENE) completed its purchase of 50,000 shares of a new series of cumulative convertible preferred stock at $1,000/share on 6/3/98 of Costilla Energy, Inc. (NASDAQ: COSE). The dividend rate is 7% for dividends paid in cash and 8% for dividends paid in shares of common stock. The convertible preferred stock converts at $12.39 per common share which is initially equivalent to 80.71 shares of common stock for each share of preferred stock. At closing on 6/3/98, the conversion premium was 15.3%. As of 10/06/98, the conversion premium had increased to 77% ($12.39/7.00-1). Upon conversion, Enron would own 28.8% of the common stock of Costilla Energy. At 12/31/97, Costilla Energy had proved reserves of 241.8 BCFE and an SEC PV 10% value of $196.7 million. Assuming the conversion valuation of $173.6 (50/0.288) plus the 3/31/98 debt of $195.6 million less 50 million of cash, Costilla had an enterprise value of $319.2 million. This valuation implies a transaction multiple of 162% of SEC PV 10% and $1.32 per Mcfe.

         Costilla Energy is an independent energy company with an approximately $70 million market capitalization. It is engaged in the exploration, development and acquisition of oil and gas properties, primarily in Texas, New Mexico and the Rocky Mountains region. Pioneer Natural Resources conducts oil and gas drilling and production operations in Texas, Kansas, Oklahoma, Louisiana, New Mexico and the Gulf of Mexico.

         Enron is engaged in the exploration, production and transportation of natural gas and crude oil; the generation and transmission of electricity; and the development and operation of power plants, pipelines and other energy related assets. Enron has a market capitalization of approximately $17 billion.

         Brigham Exploration Transaction

         On 8/25/98, Enron purchased $50 million of debt and equity securities from Brigham Exploration Company (NASDAQ:BEXP). The Enron financing transaction includes (i) the sale of $40 million of senior subordinated notes due 2003, (ii) the issuance of warrants to purchase 1,000,000 shares of BEXP common stock at $10.45 per share and (iii) the sale of 1,052,632 shares of BEXP common stock at a price of $9.50 per share (a 33%
         premium over the 8/25/98 closing price of $7.13). The subordinated notes have a 12% interest rate. On 8/25/98, the warrants were priced at a 47% premium over the closing stock price. The 1,000,000 warrants represent 7% of Brigham Exploration on a fully diluted basis.

         We noted that the 12% rate on the subordinated notes was higher than the 10% rate on Middle Bay's preferred stock, but the notes were not convertible and the warrants were only for $10.0 million of common stock, which is 20% of the $50.0 million face value of the notes.

         Brigham Exploration has a $75 million market capitalization and is an independent exploration and production company that applies 3-D seismic imaging and other technologies to explore and develop onshore domestic natural gas and oil provinces.

         H S Resources Transaction

         On 9/1/98, Universal Resources, Corp., a division of Questar (NYSE:
         STR) acquired certain oil and gas properties from H S Resources (NYSE:
         HSE). Universal Resources, Corp. paid $155 million for 150 Bcfe of reserves located in the mid-continent, primarily the Arkoma and Anadarko Basins. The properties were 80% of gas and 90% of the proved reserves were currently producing. The transaction value implies a price of $1.03 per Mcfe of proved reserves. Additionally, included in the acquisition was 50 BCFE of probable and possible reserves.

         Questar has a $1.5 billion market capitalization and is engaged in energy development and production; gas gathering and processing; wholesale gas, electricity and hydro-carbon liquids trading; retail energy services; interstate gas transmission and storage; and retail gas distribution. H S Resources has a $200 million market capitalization and is an energy company engaged in the development, acquisition, exploration, production and marketing of oil and natural gas in the Rocky Mountains, Mid-Continent and Gulf Coast regions.

         Arch Petroleum Transaction

         Pogo Producing (NYSE: PPP) completed its acquisition of Arch Petroleum on 8/17/98. The total consideration was $114 million of which $66.5 million was stock and $47.5 million was assumed debt. Arch Petroleum had a 12/31/97 SEC PV 10% value of $68.7 million. The total proved reserves at 12/31/97 were 110.2 Bcfe (68% gas). Of the proved reserves, over 90% were proved developed producing. Given the enterprise value of $114 million, Pogo Producing paid $1.03 per Mcfe, 166% of 12/31/97 SEC PV 10% value and 8.0 times the trailing twelve months earnings before interest, taxes, depreciation, amortization and exploration costs ending 3/30/98.

9. In looking at other somewhat comparable transactions, we also noted that a John S. Herold report for the second quarter of 1998 stated that 16 mergers and acquisitions involving domestic oil and gas reserves were completed with an implied reserve value of $0.87 per mcfe and a 61% gas mix. Seven deals were completed in the Mid-Continent region with an implied average reserve value of $0.83 per mcfe of proved reserves and a 48% gas mix. Three deals were completed in the Gulf Coast - Onshore region with an implied average reserve value of $1.21 per mcfe of proved reserves and a 66% gas mix. The Enex Partnership's properties, which are considered to be in both regions, as of 10/01/98 had a PV 10% value of $1.03 per mcfe ($14,140,000 / 13,740,000) and a
         65% gas mix. The 9/23/98 reserve report estimated a fair market value for the Enex Partnership's reserves of $0.76 per mcfe ($10,380,000 / 13,740,000).


         If we applied a $0.87 per mcfe value to the Enex Partnership's proved reserves of 13,740,000 mcfe, the result would be a reserve value of $12.8 million. This calculation is a further indication that the aforementioned reserve values estimates for the Enex Partnership were reasonable.


10.      Comparable Preferred Stocks

         We looked at six convertible preferred stocks in the energy sector and noted the following: The average yield for the six stocks as of 9/30/98 was 8%, with a high of 12% and a low of 3%. The average conversion premium as of 9/30/98 was 51%, with a high of 166% and a low of -63%.

         We also looked at 16 convertible preferred stocks from other industries and noted the following: The average yield for the 16 stocks as of 9/30/98 was 10%, with a high of 16% and a low of 6%. The average conversion premium as of 9/30/98 was 148%, with a high of 543% and a low of -92%. (See also Exhibits 3 and 4)

         The proposed 10% yield and the anticipated conversion premium of 42 - 66% appear to be fair to the public Unitholders when compared to these publicly traded convertible preferred stocks. We would not expect an active trading market for the new Middle Bay Preferred to develop, but we nevertheless estimate that its fair market value would be in a range of $4.00 - $5.00 per share, which would involve a current yield of 10.0
         - 12.5% based upon a dividend of $0.50 per year.

11. We noted that the adoption of the Proposal requires the consent of investors of the Enex Partnership holding 60% or greater of the Enex Partnership Units. The General Partner (which is a 79.2% majority-owned subsidiary of Middle Bay) owns 620,097 Units comprising 56.24% of the 1,102,631 total Partnership Units. Thus, it is highly likely that the Exchange will be approved.

12. Each Unitholder does not have the option to decline the Exchange offer and to continue to hold Units. Unitholders who do not vote in favor of or who oppose the Proposal will have certain appraisal or dissenters' rights. Unitholders who elect to exercise their appraisal rights will have the option to receive cash in lieu of the Series C Preferred based on the liquidation value of the Enex Partnership's assets determined in accordance with the Gruy Report, as adjusted in accordance with the Partnership agreement. We understand from Middle Bay management that this cash value will be approximately $9.17 per Unit.

13. We noted the following risks regarding the Proposal and regarding ownership of Middle Bay equity securities, as set forth in the Exchange offer document:

         Risks Regarding the Proposal

         - Unitholders have received cash distributions from the Enex partnership based on distributable cash generated from the partnership's operations. After the Exchange, distributions to former exchange, distributions to former Unitholders will be in the form of cash dividends on the Series C Preferred (approximately 10% per annum on the exchange value, payable semi-annually).

         - The exchange value of the partnership Units determined by Middle Bay management is based on a fair market value determination by an independent engineering firm employed by the general partner; however, there is no assurance that the exchange value reflects the value of the net assets of the partnership if such were sold to an unaffiliated third party or parties in an arm's-length transaction.

         - Middle Bay, as controlling shareholder of the general partner, may have a conflict of interest in the determination of the exchange value.

         - Determination of the exchange value by Middle Bay management was based primarily on the estimated present value of the partnership's proved oil and gas reserves, which involves many uncertainties and could have resulted in an undervaluation of partnership units.

         - There is no assurance that the alternatives of continuing the partnership or liquidating its assets would not be more beneficial to Unitholders than the exchange offer.

         - Investors that are not exempt from federal income tax on an investment in the partnership are required to recognize gain or loss on the exchange value received by them.

         - No independent representative was engaged to represent the unaffiliated investors in negotiating the terms of the exchange offer, which, may be inferior to those that could have been negotiated by an independent representative; however, Middle Bay obtained an opinion as to the fairness of the transaction to the Unitholders from us.

         Risks Regarding Ownership of Middle Bay Equity Securities

         - Ownership of Middle Bay Series C Preferred may involve greater risk than an investment in the Enex Partnership Units because of Middle Bay's broader operations and its use of debt to partially finance acquisitions.

         - Future equity offerings by Middle Bay could potentially be dilutive to the value of the Middle Bay common stock into which the Series C Preferred is convertible.

         - Middle Bay, as controlling shareholder of the general partner, may have conflicts of interest in determining the terms of and recommending acceptance of the proposal.


14.      Uncertainty of Oil and Gas Prices

         The price of natural gas in the Enex Partnership's area of operations has ranged from $1.65 per Mcf to $2.63 per Mcf during the past six months, according to Bloomberg's Mid-Continent Reported average. From a mid-point value of $2.14 per Mcf, the price of natural gas has thus fluctuated plus or minus roughly 23% during the past six months.

         The price of oil in the Enex Partnership's area of operations has ranged from $11.61 per Bbl to $16.23 per Bbl during the past six months, according to Bloomberg's Mid-Continent Reported average. From a mid-point value of $13.92 per Bbl, the price of oil has thus fluctuated plus or minus roughly 17% during the past six months.

         We noted that the Enex Partnership's revenues, operating results and future rate of growth are highly dependent upon the prices received for the Enex Partnership's natural gas and oil. Historically, the markets for natural gas and oil have been volatile and are likely to continue to be volatile in the future. Various factors beyond the control of the Enex Partnership will affect sales prices of its natural gas and oil, including worldwide and domestic supplies of natural gas and oil, the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls, political instability or armed conflict in oil-producing regions, the price and level of foreign imports, the level of consumer demand, the price and availability of alternative fuels, the availability of pipeline capacity, the availability and cost of drilling rigs, weather conditions, domestic and foreign governmental regulations and taxes, and the overall economic environment. It is impossible to predict future natural gas and oil price movements with certainty. Declines in natural gas and oil prices may materially adversely affect the Enex Partnership's business, financial condition and results of operations. Lower natural gas and oil prices also may reduce the amount of natural gas and oil that the Enex Partnership can produce economically. Any significant decline in the price of oil or natural gas would adversely affect the Enex Partnership's revenues and operating income and may require a reduction in the carrying value of the Enex Partnership's natural gas and oil properties. Any volatility in the value of the Enex Partnership creates comparable volatility in Middle Bay.

15.      Uncertainty of Oil and Gas Reserve Values

         Considering this volatility and our overall knowledge of the inherent uncertainties in (a) estimating future oil and gas production, and (b) in valuing oil and gas assets, we believe that an estimated fair market value for the Enex Partnership is only accurate within a range of plus or minus roughly 15%. Therefore, the fair market value per Unit of the Enex Partnership might reasonably range from roughly $9.04 to $12.22 based upon an Exchange Value of $10.64 per Unit.

16. Middle Bay's common shares are publicly traded on the Nasdaq Exchange under the symbol "MBOC" and have traded near $3.00 - $3.50 per share recently (See chart below.) The average closing price for MBOC in the past 30, 60, 90 and 120 days has generally been between $3.50 and $5.50.


                          MBOC DAILY PRICE AND VOLUME

                                    [GRAPH]

Historical prices provided by CSI, Inc.


Middle Bay Oil Company, Inc. (MBOC)

Daily prices (3/30/98 to 9/30/98)

  DATE    VOLUME   HIGH     LOW    CLOSE
 9/30/98    1,900    3.44    3.38    3.44
 9/29/98        -    3.44    3.44    3.44
 9/28/98    3,300    3.50    3.44    3.44
 9/25/98    1,500    3.50    3.50    3.50
 9/24/98   14,000    3.88    3.63    3.69
 9/23/98    5,000    3.88    3.69    3.69
 9/22/98    2,000    3.63    3.63    3.63
 9/21/98    1,500    3.63    3.50    3.63
 9/18/98    7,000    3.69    3.63    3.63
 9/17/98      100    3.50    3.50    3.50
 9/16/98    3,500    3.75    3.63    3.75
 9/15/98        -    3.63    3.63    3.63
 9/14/98    1,000    3.63    3.63    3.63
 9/11/98    4,000    3.63    3.50    3.63
 9/10/98        -    3.13    3.13    3.13
  9/9/98        -    3.13    3.13    3.13
  9/8/98    2,000    3.13    3.13    3.13
  9/7/98
  9/4/98      700    3.38    3.13    3.38
  9/3/98    1,000    3.38    3.38    3.38
  9/2/98      100    3.38    3.38    3.38
  9/1/98    1,500    3.38    3.38    3.38
 8/31/98        -    3.00    3.00    3.00
 8/28/98    3,500    3.50    3.00    3.00
 8/27/98        -    3.75    3.75    3.75
 8/26/98        -    3.75    3.75    3.75
 8/25/98        -    3.75    3.75    3.75
 8/24/98    4,000    3.75    3.75    3.75
 8/21/98   21,300    3.75    3.75    3.75
 8/20/98    2,400    4.38    3.75    3.88
 8/19/98      200    4.00    4.00    4.00
 8/18/98    4,300    4.38    4.13    4.13
 8/17/98   17,900    4.75    4.00    4.25
 8/14/98    5,400    4.00    3.88    3.88
 8/13/98   40,300    4.00    3.88    4.00
 8/12/98   15,700    4.00    3.88    3.88
 8/11/98      500    3.94    3.94    3.94
 8/10/98    5,000    3.94    3.88    3.94
  8/7/98   71,000    4.13    3.94    4.00
  8/6/98        -    4.13    4.13    4.13
  8/5/98   27,300    4.50    3.63    4.13
  8/4/98      500    5.00    5.00    5.00
  8/3/98        -    5.13    5.13    5.13
 7/31/98    1,700    5.13    5.13    5.13
 7/30/98    2,500    5.13    5.00    5.13
 7/29/98        -    4.75    4.75    4.75
 7/28/98      500    4.75    4.75    4.75
 7/27/98        -    4.63    4.63    4.63
 7/24/98    1,900    4.63    4.63    4.63
 7/23/98    7,300    5.00    4.88    4.88
 7/22/98        -    4.88    4.88    4.88
 7/21/98    3,400    4.88    4.88    4.88
 7/20/98        -    4.88    4.88    4.88
 7/17/98        -    4.88    4.88    4.88
 7/16/98        -    4.88    4.88    4.88
 7/15/98    2,000    4.88    4.88    4.88
 7/14/98      900    4.88    4.88    4.88
 7/13/98    1,200    4.88    4.88    4.88
 7/10/98        -    5.00    5.00    5.00
  7/9/98        -    5.00    5.00    5.00
  7/8/98    1,200    5.00    5.00    5.00
  7/7/98    1,700    4.94    4.94    4.94
  7/6/98        -    5.00    5.00    5.00
  7/3/98
  7/2/98    1,000    5.00    5.00    5.00
  7/1/98      500    5.00    5.00    5.00
 6/30/98    1,500    5.25    5.13    5.13
 6/29/98      100    5.25    5.25    5.25
 6/26/98    1,200    5.25    5.25    5.25
 6/25/98      200    5.25    5.25    5.25
 6/24/98        -    5.69    5.69    5.69
 6/23/98   14,000    6.00    5.36    5.69
 6/22/98    5,400    6.00    5.75    6.00
 6/19/98        -    5.88    5.88    5.88
 6/18/98        -    5.88    5.88    5.88
 6/17/98    1,600    6.00    5.88    5.88
 6/16/98        -    6.38    6.38    6.38
 6/15/98        -    6.38    6.38    6.38
 6/12/98    3,000    6.50    6.38    6.38
 6/11/98      200    6.63    6.63    6.63
 6/10/98    3,500    7.00    6.75    7.00
  6/9/98      300    7.00    7.00    7.00
  6/8/98    2,300    7.13    7.00    7.13
  6/5/98        -    7.63    7.63    7.63
  6/4/98        -    7.63    7.63    7.63
  6/3/98        -    7.63    7.63    7.63
  6/2/98        -    7.63    7.63    7.63
  6/1/98    2,100    7.63    7.13    7.63
 5/29/98        -    7.50    7.50    7.50
 5/28/98        -    7.50    7.50    7.50
 5/27/98        -    7.50    7.50    7.50
 5/26/98        -    7.50    7.50    7.50
 5/25/98
 5/22/98      500    7.50    7.50    7.50
 5/21/98    2,500    7.63    7.25    7.38
 5/20/98      500    7.25    7.25    7.25
 5/19/98        -    7.38    7.38    7.38
 5/18/98        -    7.38    7.38    7.38
 5/15/98      200    7.38    7.38    7.38
 5/14/98    1,200    7.75    7.75    7.75
 5/13/98      100    7.75    7.75    7.75
 5/12/98    2,300    7.75    7.38    7.75
 5/11/98      100    7.50    7.50    7.50
  5/8/98    3,700    7.75    7.38    7.75
  5/7/98    5,600    7.88    7.63    7.88
  5/6/98        -    7.88    7.88    7.88
  5/5/98        -    7.88    7.88    7.88
  5/4/98        -    7.88    7.88    7.88
  5/1/98        -    7.88    7.88    7.88
 4/30/98    3,500    7.88    7.75    7.88
 4/29/98      400    7.75    7.75    7.75
 4/28/98        -    8.00    8.00    8.00
 4/27/98      500    8.00    8.00    8.00
 4/24/98      500    7.75    7.75    7.75
 4/23/98    9,000    8.00    7.75    8.00
 4/22/98        -    7.63    7.63    7.63
 4/21/98      100    7.63    7.63    7.63
 4/20/98      100    7.63    7.63    7.63
 4/17/98        -    7.63    7.63    7.63
 4/16/98        -    7.63    7.63    7.63
 4/15/98        -    7.63    7.63    7.63
 4/14/98        -    7.63    7.63    7.63
 4/13/98        -    7.63    7.63    7.63
 4/10/98
  4/9/98      500    7.63    7.63    7.63
  4/8/98      400    7.63    7.63    7.63
  4/7/98      400    7.63    7.63    7.63
  4/6/98        -    8.00    8.00    8.00
  4/3/98        -    8.00    8.00    8.00
  4/2/98      700    8.00    8.00    8.00
  4/1/98      200    7.50    7.50    7.50
 3/31/98   15,600    8.25    7.75    7.75
 3/30/98    1,300    8.00    7.50    7.50

     9/30/98               7 days            30 days             60 days              90 days            120 days
Price      Volume     Price    Volume    Price    Volume     Price    Volume      Price    Volume    Price    Volume
 3.44       1,900      3.55     3,957     3.51     2,803      4.05     4,929       4.77     3,757     5.49     3,089


         As the table below indicates and because Middle Bay's stock is thinly-traded, not widely held by institutional investors and not widely followed by research analysts, we consider the Middle Bay market price to be somewhat inefficient.

                                                    AVERAGE DAILY                  AVERAGE DAILY
                                                     STOCK PRICE                  VOLUME (SHARES)
9/30/98                                                 $3.44                          1,900
Prior 7  days of trading                                 3.55                          3,957
Prior 30 days of trading                                 3.51                          2,803
Prior 60 days of trading                                 4.05                          4,929
Prior 90 days of trading                                 4.77                          3,757
Prior 120 days of trading                                5.49                          3,089

17. We discussed with management of the Enex Partnership whether any material changes in the affairs and values of the Enex Partnership had taken place since 6/30/98, and management of the Enex Partnership confirmed that no material changes had occurred.

18. Other reasons for the Exchange being fair and in the best interest of the Enex Partnership's Unitholders included the following:

         (a) the greater number and diversity of properties of Middle Bay resulting from the Exchange;

         (b)      the predictable income stream of the Series C Preferred Stock;

         (c) the priority of the liquidation preference of the Series C Preferred Stock with respect to the Middle Bay common stock;

         (d) the potential capital appreciation of the Middle Bay common stock underlying the Series C Preferred Stock;

         (e) the possibility for a more liquid security through a potential thin trading market for the Series C Preferred Stock (there is no market for the Units).

19. We discussed the nature of the Enex Partnership's reserves with the Company's outside engineer, H.J. Gruy & Associates. We noted the following comments from the author of the H.J. Gruy report concerning the risk and quality of the reserves:

         a) He said there is a very low risk level for the estimated future production of proved developed producing reserves.

         b) The value is concentrated in proved producing properties, which have been producing for over 10 years.

         c) The production lives of most of these properties are short-lived.

         d) The properties might not be very attractive to many potential buyers because they are so short-lived and because they are small interests in hundreds of wells in a wide range of locations.

         e) Neither Middle Bay nor the Enex Partnership is the operator of the vast majority of the properties (buyers prefer to purchase properties where the buyer will become the operator).

20.      Comparable Company Analysis
         Based on publicly available information, we compared multiples of certain financial criteria (based on 9/30/98 market prices) for somewhat comparable companies to the Enex Partnership, as shown in
         Exhibit 5. We reviewed five somewhat comparable public exploration and production companies and noted the three key ratios shown on the summary page of Exhibit 5. None of this analysis, however, was nearly as important as the H.J. Gruy reserve report in estimating the fair market value of the Enex Partnership.

         As shown in the table below, normal ratio ranges for these comparable public companies indicate an overall range of implied values for 100% of the Enex Partnership's total capitalization from a low of $8.3 million to a high of $22.5 million. We narrowed the range by focusing on the mean range of implied values for 100% of the Enex Partnership's total capitalization of $11.6 - $16.3 million (the mean values, as shown in Exhibit 5, were a) Market Value of Capitalization / EBITDX, $16.3 million; b) Market Value of Capitalization / Pre Tax SEC PV 10%, $16.1 million and c) Market Value of Capitalization per Mcfe, $11.6 million). After deducting $0.0 million of debt in the Enex Partnership, the mean range of implied value for 100% of the Enex Partnership's equity was $11.6 - $16.3 million or $10.54 - $14.78 per Unit.

         Key Normal Comparable Company Ratios

                                                                     High             Low          Average
                                                                     ----             ---          -------
Market Value of Capitalization to:
     Pre Tax SEC PV 10%                                               130%             86%             111%
     Market Value of Capitalization to EBITDX                         8.8x            4.1x             6.4x
Market Value per MCFE                                               $1.06           $0.60            $0.85


         Note: data points deemed to be outside of a reasonable range have been excluded

         The normal ratio ranges for these comparable public companies indicate an overall range of implied values for 100% of Middle Bay's total capitalization from a low of $22.3 million to a high of $79.7 million. We narrowed the range by focusing on the mean range of implied values for 100% of Middle Bay's total capitalization of $34.6 - $63.4 million (the mean values, as shown in Exhibit 5, were a) Market Value of Capitalization / EBITDX, $34.6 million; b) Market Value of Capitalization / Pre Tax SEC PV 10%, $49.6 million and c) Market Value of Capitalization per Mcfe, $63.4 million). After deducting $27.5 million of debt in Middle Bay as of 9/30/98, the mean range of implied value for 100% of Middle Bay's equity was $7.1 - $35.9 million or $0.84
         - $4.21 per share.

         This range is so wide that it is not particularly useful. We assume that the recent stock market price for Middle Bay's common stock is a much better and reasonably accurate indicator of the stock's fair market value.

21. Our review included audited financial statements of the Enex Partnership prepared by Deloitte & Touche, L.L.P. The financial statements were found by the auditor to present fairly, in all material aspects, the results of operations and cash flows for the company. As noted at the outset of this memo, we have assumed the accuracy and completeness of all financial and other information provided to us.

22. In the context of HWG's fairness opinion for the Enex Partnership, "fair" would seem to be comparable to "reasonable," "just" and "equitable" as those words apply to a business transaction. These adjectives imply that the transaction shows little or no evidence of favoritism, bias, undue pressure or lack of objective, informed negotiating between the parties involved. "Fair" involves not only what is legal and ethical, but also what is in the best interest of all parties involved.

         "Fair" is not, however, synonymous with "the best possible," especially in the context of a merger, acquisition or other financial transaction. "Fair" recognizes that if ten experts were asked to suggest a "fair market value" for a normal company, ten different values would probably result. If each expert was well-informed and unbiased, the entire range of values might be considered "fair" prices for selling or merging the Company, but only one value would be the "best."

                                   EXHIBIT 1



                     H.J. GRUY RESERVE REPORT AS OF 10/1/98

                  [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]



                               September 23, 1998


Middle Bay Oil Company, Inc.
1221 Lamar, Suite 1020
Houston, Texas 77339


                                        ESTIMATED FAIR MARKET VALUE
                                        ENEX CONSOLIDATED PARTNERS, L.P.
                                        98-292-102


Gentlemen:

At your request, we have estimated the net reserves, the future net cash flow, the discounted net cash flow, the liquidation value, and the fair market value as of October 1, 1998, for the partnership entitled Enex Consolidated Partners, L.P., the general partner of which is Enex Resources Corporation (Enex). Middle Bay Oil Company, Inc. (Middle Bay) owns a majority interest in Enex. Our engagement and the appraisal performed thereunder is for the benefit of the partnership and its partners.

The estimated net reserves, future net cash flow, and discounted net cash flow as of October 1, 1998, are summarized by reserve category as follows:

                                                                      Estimated
                                        Estimated               Future Net Cash Flow
                                       Net Reserves                  (Escalated)
                                ------------------------     -----------------------------
                                  Oil &                                        Discounted
                                Condensate        Gas                            at 10%
                                 (Barrels)       (Mcf)       Nondiscounted      Per Year
                                ----------     ---------     -------------     -----------
Proved Developed Producing        780,696      6,543,086      $21,234,520      $11,831,910

Proved Developed Nonproducing      16,520      2,414,782      $ 6,354,743      $ 2,309,049
                                  -------      ---------      -----------      -----------
TOTAL PROVED                      797,216      8,957,868      $27,589,263      $14,140,959

Probable                           15,771        691,548      $ 1,261,299      $   627,724

Possible                            1,249        178,500      $   479,406      $   311,624


The estimated fair market value of the partnership is $10,380,000.

Middle Bay Oil Company, Inc.          -2-                    September 23, 1998


FAIR MARKET VALUE AS USED HEREIN IS THE PRICE THAT A WILLING BUYER WILL PAY AND A WILLING SELLER WILL ACCEPT AT A GIVEN POINT IN TIME, WITH NEITHER THE BUYER NOR THE SELLER UNDER ANY COMPULSION TO BUY OR SELL, AND BOTH HAVING REASONABLE KNOWLEDGE OF ALL THE MATERIAL CIRCUMSTANCES.

To estimate the fair market value attributable to the proved developed producing reserves, the 10 percent discounted future net cash flow was adjusted to reflect the impact of federal income tax. The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. Suitable adjustments were then made to correspond to these two financial indices. Proved developed nonproducing reserves are treated similarly except that an additional adjustment is made for the capital expenditure. For probable and possible reserves, the capital is added to the discounted net cash flow, then multiplied by a suitable factor to account for category risk and the capital then subtracted. This has the effect that capital is spent with certainty and the operating cash income is burdened with the risk. Internal rate of return and payout time are calculated for each to establish reasonableness based upon the risk associated with the reserve category.

The estimated future net cash flow is that cash flow which will be realized from the sale of the estimated net production after deduction of royalties, ad valorem and production taxes, direct operating costs, and capital expenditures, when applicable. Surface and well equipment salvage values, and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal or state income tax.

The following parameters are incorporated in the economic projections referenced in this report. Base oil, natural gas, and natural gas liquids prices are shown in Table I. These prices are the average NYMEX prices for oil and natural gas for the years 1998 through 2000. After the year 2000, prices are escalated at an annual rate of 2.5 percent until the primary product reaches its maximum. Oil and condensate prices are adjusted for gravity and transportation charges and natural gas prices are adjusted for BTU content and transportation. Operating expenses are escalated at an annual rate of 2.5 percent until the primary product reaches its maximum value. The actual prices that will be received and the associated costs may be more or less than those projected.

The liquidation value of the partnership was estimated to be $8,861,000. This estimate assumes the orderly liquidation of partnership assets over a 12 month period. In connection therewith, it is assumed that the partnership would incur a total of $1,000,000 in general and administrative fees and approximately five percent for third party expenses including broker fees, legal and land fees, printing costs, and miscellaneous expenses.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves referenced in this study are estimates only and


H.J. GRUY AND ASSOCIATES, INC.

           1200 Smith Street, Suite 3040, Houston, Texas 77002 - (713) 739-1000

                                    TABLE 1
                   ESTIMATED FAIR MARKET VALUE BY ACQUISITION
-------------------------------------------------------------------------------
                                              DISCOUNTED              ESTIMATED
               RESERVES  TYPE OF   CASH FLOW  CASH FLOW    CAPITAL       FMV
ACQUISITION    CATEGORY  INTEREST     ($)        ($)         ($)         ($)
===============================================================================
Arnold            PDP       WI      557,064    332,573        0        245,000
                  PDP      ORRI     472,070    271,483        0        210,000

     Subtotal                                                          455,000
-------------------------------------------------------------------------------
Barnes            PDP       WI      330,264    281,638        0        217,000
                  PNP       WI      576,544    289,916      37,075     165,000

     Subtotal                                                          382,000
-------------------------------------------------------------------------------
Binger            PDP       WI         0          0           0           0

     Subtotal                                                             0
-------------------------------------------------------------------------------
Charlotte         PDP       WI         0          0           0           0

     Subtotal                                                             0
-------------------------------------------------------------------------------
Choate            PDP       WI       43,127     29,264        0         21,000

     Subtotal                                                           21,000
-------------------------------------------------------------------------------
Concord           PDP       WI      967,419    737,435        0        600,000
                  PDP      ORRI   4,496,919  2,260,436        0      1,763,000
                  PNP       WI       46,175     36,724       76         24,000

     Subtotal                                                        2,387,000
-------------------------------------------------------------------------------
Deal              PDP      ORRI     212,602    100,083        0         70,000

     Subtotal                                                           70,000
-------------------------------------------------------------------------------
Dent              PDP       WI      463,654    346,134        0        280,000
                  PDP      ORRI      10,400      8,526        0          6,800
                  PNP       WI      573,641    265,282      23,498     150,000

     Subtotal                                                          436,800
-------------------------------------------------------------------------------

                                    TABLE 1
                   ESTIMATED FAIR MARKET VALUE BY ACQUISITION
-------------------------------------------------------------------------------
                                             PAYOUT
                    ADJUSTMENT     IRR        TIME
ACQUISITION           FACTOR       (%)        (YRS)        COMMENTS
===============================================================================
Arnold                 0.74       19.7         4.1
                       0.77       17.5         4.6    Long life (34 yrs)

     Subtotal
-------------------------------------------------------------------------------
Barnes                 0.77       31.0         2.1    Short life (8.5 yrs)
                       0.57       19.4         5.8    Two behind pipe 2003/2007

     Subtotal
-------------------------------------------------------------------------------
Binger                  --         --          --     No economic production

     Subtotal
-------------------------------------------------------------------------------
Charlotte               --         --          --     No economic production

     Subtotal
-------------------------------------------------------------------------------
Choate                 0.72       22.0         3.8    Life = 14 yrs

     Subtotal
-------------------------------------------------------------------------------
Concord                0.81       21.1         3.0
                       0.78       16.5         4.9    Long life reserves
                       0.65       32.1         2.3    Short life (7.7 yrs)

     Subtotal
-------------------------------------------------------------------------------
Deal                   0.70       18.3         5.1    Long life reserves

     Subtotal
-------------------------------------------------------------------------------
Dent                   0.81       20.6         3.3
                       0.80       24.2         2.9    Short life (5.9 yrs)
                       0.57       23.1         3.8

     Subtotal
-------------------------------------------------------------------------------

                                    TABLE I
                   ESTIMATED FAIR MARKET VALUE BY ACQUISITION

------------------------------------------------------------------------------------------------------------------------------------
   ACQUISITION   RESERVES  TYPE OF   CASH FLOW  DISCOUNTED  CAPITAL  ESTIMATED  ADJUSTMENT  IRR   PAYOUT          COMMENTS
                 CATEGORY  INTEREST             CASH FLOW               FMV       FACTOR           TIME
                                        ($)        ($)        ($)       ($)                  %     (YRS)
------------------------------------------------------------------------------------------------------------------------------------
East Cameron       PDP      ORRI       54,308     43,699       0       32,000       0.73    29.7    2.4    Short lived production
                                                                                                           (7.1 yrs)
                   PRB      ORRI      440,997    326,006       0      124,000       0.38    66.2    1.9    Short lived production
                                                                                                           (8.8 yrs)
  Subtotal                                                            156,000
------------------------------------------------------------------------------------------------------------------------------------
Esperance          PDP      ORRI        4,100      3,900       0         0           -        -      -
  Subtotal                                                               0
------------------------------------------------------------------------------------------------------------------------------------

FEC                PDP       WI       476,427    347,507       0      260,000       0.75    22.8    3.4
                   PNP       WI     1,076,029    383,758    26,824    110,000       0.29    27.7    5.1    Multiple behind pipe
                                                                                                           reserves
  Subtotal                                                            370,000
------------------------------------------------------------------------------------------------------------------------------------
HNG               PDP      ORRI     3,244,389  1,817,921       0    1,418,000       0.78    16.8    4.9
  Subtotal                                                          1,418,000
------------------------------------------------------------------------------------------------------------------------------------
Lake Cocodrie     PDP       WI         64,069     52,134       0       36,000       0.69    34.7    2.3    Short lived production
                                                                                                           (6-8 yrs)
  Subtotal                                                             36,000
------------------------------------------------------------------------------------------------------------------------------------
Larto Lake        PDP       WI          6,774      6,151       0        4,900       0.80    40.0    1.4    Short lived production
                                                                                                           (3.0 yrs)
  Subtotal                                                              4,900
------------------------------------------------------------------------------------------------------------------------------------
Michigan          PDP       WI        193,086    160,958       0      135,000       0.84    24.2    2.1     Little cash flow after
                                                                                                            3.5 yrs
  Subtotal                                                            135,000
------------------------------------------------------------------------------------------------------------------------------------
Midway            PDP       WI      1,301,022    660,002       0      475,000       0.72    18.2    5.0     Long life reserves
                  PNP       WI         90,507      5,895    24,956       0            -      -       -
  Subtotal                                                            475,000
------------------------------------------------------------------------------------------------------------------------------------
Muldoon           PDP       WI      1,035,384    626,889       0      460,000       0.73    19.1    4.4
  Subtotal                                                            460,000
------------------------------------------------------------------------------------------------------------------------------------
Pecan Island      PDP      ORRI       130,384    110,554       0       87,000       0.79    29.3    2.2    Short lived production
                                                                                                           (6.7 yrs)
                  PNP      ORRI     1,083,929    485,928       0      260,000       0.54    20.1    6.3    Three behind pipe
                                                                                                           reservoirs
  Subtotal                                                            347,000
------------------------------------------------------------------------------------------------------------------------------------
RIC               PDP       WI        325,544    196,825       0      140,000       0.71    20.8    4.0    Long life reserves
  Subtotal                                                            140,000
------------------------------------------------------------------------------------------------------------------------------------

                                    TABLE I
                   ESTIMATED FAIR MARKET VALUE BY ACQUISITION




                RESERVES   TYPE OF                 DISCOUNTED            ESTIMATED  ADJUSTMENT         PAYOUT
ACQUISITION     CATEGORY  INTEREST    CASH FLOW     CASH FLOW   CAPITAL     FMV       FACTOR     IRR    TIME        COMMENTS
                                         ($)           ($)        ($)       ($)                  (%)    (YRS)
-----------------------------------------------------------------------------------------------------------------------------------
Second Bayou      PDP      ORRI       655,465       477,693        0      410,000      0.86     16.4     4.0
                  PNP      0RRI      1,414,213      283,228        0       50,000      0.18     23.9    10.2    Behind pipe on
                                                                                                                 production in 2007
                  PRB      ORRI       109,978        5,015         0         0          --       --      --     Production beings
                                                                                                                 beyond 2012
                  POS      ORRI       479,406       311,624        0       50,000      0.16     >100.0   0.8
    Subtotal                                                               510,000
-----------------------------------------------------------------------------------------------------------------------------------
Seven Sisters,
  E               PDP      ORRI      1,058,522      635,116        0      510,000      0.80     16.1      5.1
                  PNP      ORRI      1,493,702      558,318        0      350,000      0.63     16.8      6.2
    Subtotal                                                              860,000
-----------------------------------------------------------------------------------------------------------------------------------
Shana             PDP        WI        81,986       71,455         0       53,000      0.74     39.1      1.8   Short life
                                                                                                                  (4.8 years)
    Subtotal                                                               53,000
-----------------------------------------------------------------------------------------------------------------------------------
Shelf             PDP        WI       150,544      116,369         0       87,000      0.75     24.8      3.0   Short lived
                                                                                                                  production
                                                                                                                  (11 years)
    Subtotal                                                               87,000
-----------------------------------------------------------------------------------------------------------------------------------
Speary            PDP        WI       239,654      187,693         0      140,000      0.75     26.1      2.9   Short lived
                                                                                                                   production
                                                                                                                   (8.9 years)
                  PRB        WI       710,324      296,703      116,991   86,000       0.29     39.8      2.2
    Subtotal                                                             226,000
-----------------------------------------------------------------------------------------------------------------------------------
Wardner Ranch     PDP      ORRI     4,659,388    1,950,781         0    1,350,000      0.69     17.4      5.6
    Subtotal                                                            1,350,000
-----------------------------------------------------------------------------------------------------------------------------------
GRAND TOTAL                                                            10,379,700
-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2

              RESERVE CALCULATIONS BASED ON SEC CASE AS OF 10/1/98

                        ENEX CONSOLIDATED PARTNERS, L.P.
TOTAL PROVED                                             DATE        : 10/01/98
TOTAL ALL ACQUISITIONS                                   TIME        : 15:51:19
                                                         DBS FILE    : MIDDLE
                                                         SETUP FILE  : MIDDLE
                                                         SEQ NUMBER  : *****

                  R E S E R V E S   A N D   E C O N O M I C S

                             EFFECTIVE DATE: 10/98

-END-    NUMBER      GROSS OIL     GROSS GAS      NET OIL     NET GAS     NET OIL     NET GAS     NET         NET
MO-YR  GROSS WELLS  PRODUCTION    PRODUCTION     PRODUCTION  PRODUCTION    PRICE       PRICE    OIL SALES   GAS SALES
-----  -----------  ----MBBLS---  ----MMCF----   --MBBLS---  ---MMCF---  --$/BBL--   --$/MCF--  ----MS---   ---MS----

12-98        598.1   19640.260       46400.530       33.544     256.432     13.589       2.001    455.818     513.124

12-99        587.5   74548.720      198311.500      118.798     901.852     13.573       2.002    1612.390   1805.321
12-00        568.8   65964.160      189676.500       98.437     801.136     13.564       2.002    1335.220   1604.035
12-01        552.7   59027.870      158595.000       85.797     693.611     13.562       2.004    1163.614   1390.145
12-02        523.4   53495.970      131629.300       73.300     636.896     13.529       1.996     991.664   1271.094
12-03        465.6   47684.860      111401.500       49.691     576.908     13.388       1.988     665.248   1146.819

12-04        411.7   42811.900       96951.890       38.611     609.428     13.365       1.970     515.266   1200.484
12-05        394.1   38894.360       86502.820       30.805     434.908     13.355       2.003     411.414    871.186
12-06        371.8   35138.870       77522.390       25.727     380.953     13.471       2.010     346.571    765.811
12-07        344.0   31782.120       71239.820       23.112     401.529     13.459       1.993     311.067    800.289
12-08        322.8   23203.730       66043.010       17.324     331.480     13.488       2.011     233.670    666.480

12-09        297.5   20123.730       61104.250       14.541     288.584     13.537       2.019     196.836    582.560
12-10        273.3   18501.460       57679.080       12.789     308.588     13.556       2.012     173.372    620.767
12-11        247.7   16926.090       53938.700       11.423     314.464     13.535       2.015     154.601    633.673
12-12        233.0   15587.950       49244.370       10.232     260.606     13.486       2.014     137.992    524.748

$ TOT        403.1  563332.000     1456241.000      644.130    7197.375     13.514       2.000    8704.742  14396.540

AFTER         65.2  134421.700      479040.500       72.061    1668.011     13.525       2.003     974.610   3341.285

TOTAL        185.6  697753.700     1935251.000      716.191    8865.385     13.515       2.001    9679.352  17737.820

-END-     TOTAL        NET         PRODUCTION   DIRECT OPER    CAPITAL   FUTURE NET   CUMULATIVE   10.0% CLM
MO-YR   NET SALES   AD VALOREM       TAXES        EXPENSE       COSTS     CASHFLOW     CASHFLOW     DISC CP
-----   ---MS----   ----MS----     ----MS----   ----MS-----    ---MS--   ----MS----   ----MS----   ---MS----
12-98     983.756       20.084         58.433       242.943       .000      662.297      662.297     654.453

12-99    3473.756       72.564        203.979       850.170      3.008      2314.035    2976.332    2808.912
12-00    2990.537       63.351        175.345       740.444      5.868      2005.529    4981.861    4506.425
12-01    2600.737       54.771        151.050       681.780       .000      1713.137    6654.998    5826.820
12-02    2305.842       47.379        135.235       619.683      8.332      1495.213    8190.210    6870.864
12-03    1851.625       36.808        112.110       411.123     27.250      1264.344    9454.554    7675.535

12-04    1752.110       36.840        110.759       314.890       .000      1289.620   10744.170    8421.141
12-05    1316.056       26.306         79.870       254.531       .000       955.349   11699.520    8923.455
12-06    1143.197       23.266         68.676       215.703      8.130       827.421   12526.940    9319.092
12-07    1139.767       23.395         67.869       175.299       .000       873.204   13400.150    9698.504
12-08     926.369       16.802         54.741       112.570     10.392       731.864   14132.010    9987.627

12-09     798.026       15.196         47.558        87.142       .000       648.130   16780.140   10220.350
12-10     811.641       15.400         49.257        71.323      3.044       672.617   15452.760   10439.870
12-11     804.716       13.351         48.931        59.942       .000       682.492   16135.250   10642.350
12-12     678.187       11.815         41.885        56.423       .000       568.393   16703.640   10795.640

$ TOT   23576.320      477.329       1405.368      4923.956     66.024     16703.640   16703.640   10795.650

AFTER    4459.444       88.514        277.254       442.880     19.346      3631.451   20335.100   11394.100

TOTAL   28035.760      565.842       1682.622      5366.835     85.370     20325.100   20335.100   11394.100

                          OIL          GAS                                                    P.W. %   P.W., M$
                      -----------   -----------                                               ------   ---------
GROSS WELLS               583.0         488.0      LIFE, YRS.                  40.00            5.00   14568.130
GROSS ULT., MB & MMF  6588552.000   8962843.000    DISCOUNT %                  10.00           10.00   11394.330
GROSS CUM., MB & MMF  5890799.000   7027561.000    UNDISCOUNTED PAYOUT, YRS.     .00           15.00    9426.452
GROSS RES., MB & MMF   697752.700   1935281.000    DISCOUNTED PAYOUT, YRS.       .00           20.00    8095.114
NET RES.,  MB & MMF       716.191      8865.384    UNDISCOUNTED NET/INVEST.   239.20           25.00    7135.129
NET REVENUE, MS          9679.355     17737.820    DISCOUNTED NET/INVEST.     271.45           30.00    6409.203
INITIAL PRICE, $           13.914         1.882    RATE-OF-RETURN, PCT.       100.00           40.00    5380.822
INITIAL N.I., PCT.           .257         1,029    INITIAL W.I., PCT.           .399           60.00    4177.248
                                                                                               80.00    3486.560
                                                                                              100.00    3034.039

TOTAL PROVED PRODUCING                                    DATE      :   10/01/98
TOTAL ALL ACQUISITIONS                                    TIME      :   16:51:11
                                                          DBS FILE  :   MIDDLE
                                                          SETUP FILE:   MIDDLE
                                                          SEQ NUMBER:   *****

                    R E S E R V E S  A N D  E C O N O M I C S

                             EFFECTIVE DATE:  10/98

-END-          MERGER     GROSS OIL      GROSS GAS      NET OIL        NET GAS      NET OIL        NET GAS
MO. YR      GROSS WELLS   PRODUCTION     PRODUCTION    PRODUCTION     PRODUCTION     PRICE          PRICE
------      -----------  ----MBBLS----  ----MMCF----   ---MBBLS---   ----MMCF----  ---$/BBL---    ---$/MCF---
12-98           598.1     19640.260      46400.530      33.544         256.432       13.589         2.001

12-99           586.2     74548.060     176439.100     116.777         888.490       13.573         2.003
12-00           564.2     65933.270     143737.500      98.149         718.035       13.558         2.007
12-01           547.7     58968.050     121777.500      85.285         607.608       13.548         2.005
12-02           517.2     53431.040     108912.800      72.350         513.775       13.512         2.004
12-03           458.5     47613.770      96958.240      48.305         429.480       13.363         2.006

12-04           403.7     42763.310      87512.650      37.008         367.085       13.326         2.009
12-05           386.4     38825.320      79066.690      29.942         327.887       13.295         2.007
12-06           364.0     35064.130      72181.320      24.831         291.269       13.397         2.008
12-07           335.1     31694.130      66184.320      21.646         240.711       13.381         2.014
12-08           314.6     23116.340      60985.210      16.091         214.504       13.377         2.012

12-09           290.4     20043.690      56330.670      13.668         190.597       13.412         2.012
12-10           266.6     18426.240      52243.000      11.955         167.730       13.418         2.013
12-11           239.7     16864.800      58064.690      10.537         146.831       13.396         2.010
12-12           225.0     15544.260      54901.000       9.558         133.083       13.372         2.008

S TOT           396.4    562482.600    1261755.000     631.645        5493.488       13.486         2.007

AFTER            61.4    134292.100     461588.300      68.050         960.557       13.502         1.992

TOTAL           180.8    696774.700    1723343.000     699.695        6454.045       13.488         2.005

               NET         NET
            OIL SALES    GAS SALES
            ----MS----  ----MS----
12-98         455.618     513.124

12-99        1612.114    1779.205
12-00        1330.687    1441.056
12-01        1155.392    1220.126
12-02         977.576    1029.743
12-03         645.516     861.289

12-04         493.180     737.395
12-05         398.093     658.146
12-06         332.657     584.958
12-07         289.651     484.692
12-08         215.243     431.634

12-09         183.316     383.563
12-10         160.413     337.628
12-11         141.150     295.181
12-12         127.813     267.185

S TOT        8518.618   11024.930

AFTER         918.828    1913.161

TOTAL        9437.446   12938.090

-END-          TOTAL         NET         PRODUCTION    DIRECT OPER     CAPITAL     FUTURE NET     CUMULATIVE
MO. YR       NET SALES    AD VALOREN        TAXES       EXPENSE         COSTS       CASH FLOW      CASH FLOW
------      ----MS----    ----MS----     ----MS----   -----MS-----    ----MS----  -----MS-----    ----MS----
12-98           983.786     20.084        58.433          242.943         .000       662.297        662.297

12-99          3447.364     71.874       202.698          878.177         .000      2294.616       2956.913

12-00          2823.025     60.139       166.541          737.013         .000      1859.332       4816.244
12-01          2422.498     52.307       143.065          678.005         .000      1549.122       6365.365
12-02          2050.404     45.375       121.277          609.504         .000      1274.247       7639.613
12-03          1546.364     33.463        94.137          393.888         .000      1024.876       8664.489

12-04          1266.935     27.016        78.259          283.665         .000       877.995       9542.484
12-05          1089.695     23.839        66.805          237.306         .000       761.745      10304.230
12-06           948.429     21.483        58.220          199.587         .000       669.139      10973.370
12-07           802.754     18.128        49.044          144.655         .000       590.926      11564.290
12-08           673.097     15.185        41.923           88.384         .000       527.605      12091.900

12-09           585.509     13.477        36.995           72.807         .000       462.230      12554.130
12-10           515.542     12.136        32.644           62.275         .000       408.487      12962.620
12-11           452.703     11.018        28.871           51.469         .000       361.416      13324.030
12-12           410.444     10.148        26.242           47.950         .000       326.104      13650.140

S TOT         20018.590    435.671      1205.154         4727.625         .000     13650.140      13650.140

AFTER          2975.538     76.366       191.309          349.061         .000      2358.802      16008.540

TOTAL         22994.130    512.037      2396.463         5076.686         .000     16008.940      16008.940

-END-        10.0% CUM
MO. YR        DISC CF
------       ----MS----
12-98           654.453

12-99          2790.902
12-00          4364.796
12-01          5556.783
12-02          6448.264
12-03          7100.117

12-04          7607.769
12-05          8008.132
12-06          8327.831
12-07          8584.510
12-08          8792.835

12-09          8958.816
12-10          9092.128
12-11          9199.355
12-12          9287.312

S TOT          9287.312

AFTER          9656.223

TOTAL          9658.223

                             OIL                GAS                                                         P.W. %        P.W.. MS
                          -----------        -----------                                                    -------       --------
GROSS WELLS                    583.0              461.0           LIFE, YRS.                  40.00          5.00         11951.900
GROSS ULT..     MS & MMF  6587573.000        8750904.000          DISCOUNT %                  10.00         10.00          9658.453
GROSS CUM.,     MS & MMF  5890799.000        7027561.000          UNDISCOUNTED PAYOUT. YRS.     .00         15.00          8191.398
GROSS RES..     MS & MMF   696774.700        1723343.000          DISCOUNTED PAYOUT. YRS.       .00         20.00          7168.500
NET RES..       MS & MMF      699.695           6454.045          UNDISCOUNTED NET/INVEST.      .00         25.00          6411.026
NET REVENUE.    MS           9437.446          12938.090          DISCOUNTED NET/INVEST.        .00         30.00          5325.145
INITIAL PRICE.  S             13.910              1.872           RATE-OF-RETURN, PCT.       100.00         40.00          4973.260
INITIAL N.I.,   PCT.             .247               .728          INITIAL W.I., PCT.           .317         60.00          3939.866
                                                                                                            80.00          3327.479
                                                                                                           100.00          2918.090

TOTAL PROVED NONPRODUCING                                 DATE       : 10/01/98
TOTAL ALL ACQUISITIONS                                    TIME       : 15:51:15
                                                          DBS FILE   : MIDDLE
                                                          SETUP FILE : MIDDLE
                                                          SEQ NUMBER : *****


                  R E S E R V E S   A N D   E C O N O M I C S

                             EFFECTIVE DATE: 10/96

-END-      NUMBER       GROSS OIL     GROSS GAS      NET OIL       NET GAS      NET OIL   NET GAS       NET           NET
MO-YR    GROSS WELLS    PRODUCTION    PRODUCTION    PRODUCTION    PRODUCTION     PRICE     PRICE     OIL SALES     GAS SALES
-----    -----------    ---MBBLS--    ---MMCF---    ---MBBLS--    ---MMCF---    -$/BBL-   -$/MCF-    ----M$---     ----M$---
12-96        .0              .000           .000        .000           .000        .000     .000         .000          .000

12-99       1.3              .640      21872.470        .021         13.362      13.310    1.955         .276        26.116
12-00       4.6            30.890      45879.060        .288         83.101      15.736    1.961        4.533       162.979
12-01       5.0            59.820      36817.530        .513         86.002      16.036    1.977        8.221       170.027
12-02       6.2            64.930      22716.480        .950        123.121      14.823    1.960       14.088       241.350
12-03       7.2            65.096      14443.310       1.386        147.457      14.240    1.936       19.732       285.529

12-04       8.0            48.587       9439.239       1.603        242.343      13.778    1.911       22.085       463.089
12-05       7.8            69.042       7436.137        .863        107.022      15.435    1.991       13.321       213.040
12-06       7.8            74.737       5341.073        .895         89.684      15.542    2.017       13.914       180.854
12-07       8.9            87.990       5055.500       1.466        160.818      14.611    1.962       21.417       315.597
12-08       8.2            87.389       5057.804       1.234        116.976      14.935    2.008       18.427       234.846

12-09       7.1            80.040       4773.580        .872         97.897      15.500    2.031       13.520       198.997
12-10       6.8            75.219       5436.086        .834        140.859      15.535    2.010       12.960       283.139
12-11       6.0            61.282       5874.006        .886        167.633      15.188    2.019       13.451       338.492
12-12       6.0            63.796       4343.373        .674        127.523      15.094    2.020       10.181       257.562

$ TOT       6.6           849.458     194485.600      12.488       1703.887      14.908    1.979      186.125      3371.608

AFTER       4.5           129.582      17452.270       4.011        707.454      13.906    2.019       95.782      1428.124

TOTAL       5.6           979.040     211937.900      16.496       2411.341      14.664    1.990      241.907      4799.732


-END-       TOTAL           NET        PRODUCTION      DIRECT OPER     CAPITAL     FUTURE NET      CUMULATIVE      10.0% CUM
MO-YR     NET SALES     AD VALOREM        TAXES          EXPENSE        COSTS       CASHFLOW        CASHFLOW        DISC CF
-----     ----MS---     ----MS----     ----MS----      -----MS----     ---MS--     ----MS----      ----MS----      ----MS---
12-98         .000          .000            .000             .000         .000          .000            .000           .000

12-99       26.392          .691           1.281            1.993        3.008        19.419          19.419         18.010
12-00      167.512         3.212           8.804            3.430        5.868       146.197         165.617        141.628
12-01      178.239         2.464           7.985            3.775         .000       164.014         329.631        268.038
12-02      255.438         2.004          13.957           10.179        8.332       220.966         550.597        422.600
12-03      305.261         3.345          17.973           17.225       27.250       239.468         790.065        575.418

12-04      485.175         9.824          32.501           31.225         .000       411.625        1201.690        813.372
12-05      226.361         2.467          13.065           17.225         .000       193.604        1395.294        915.322
12-06      194.768         1.783          10.456           16.117        8.130       158.282        1553.576        991.260
12-07      337.014         5.267          18.824           30.645         .000       282.278        1835.854       1113.994
12-08      253.272         1.617          12.818           24.186       10.392       204.259        2040.213       1194.791

12-09      212.517         1.719          10.563           14.334         .000       185.900        2226.013       1261.536
12-10      296.099         3.265          16.613            9.046        3.044       266.129        2490.143       1347.741
12-11      351.943         2.333          20.060            8.473         .000       321.076        2811.219       1442.988
12-12      267.743         1.667          15.313            8.473         .000       242.289        3053.508       1508.329

$ TOT     3557.733        41.557         200.214          196.330       66.024      3053.508        3053.508       1508.329

AFTER     1483.907        12.148          85.945           93.818       19.346      1272.650        4326.156       1735.874

TOTAL     5041.639        53.806         286.158          290.149       85.370      4326.158        4326.156       1735.874


                           OIL        GAS                                                              P.W. %      P.W., M$
                           -------    ----------                                                       ------      --------
GROSS WELLS                     .0          27.0                 LIFE, YRS.                 34.58        5.00      2616.235
GROSS ULT., MB & MMF       979.039    211937.900                 DISCOUNT %                 10.00       10.00      1735.874
GROSS COM., MB & MMF          .000          .000                 UNDISCOUNTED PAYOUT, YRS.    .38       15.00      1235.054
GROSS RES., MB & MMF       979.039    211937.900                 DISCOUNTED PAYOUT, YRS.      .39       20.00       926.614
NET RES.,   MB & MMF        16.496      2411.361                 UNDISCOUNTED NET/INVEST.   51.68       25.00       724.105
NET REVENUE, M$            241.907      4799.731                 DISCOUNTED NET/INVEST.     42.20       30.00       584.058
INITIAL PRICE, $            15.628         1.914                 RATE-OF-RETURN, PCT.      100.00       40.00       407.561
INITIAL N.I., PCT.           4.151         1.957                 INITIAL W.I., PCT.         1.404       60.00       237.382
                                                                                                        80.00       159.080
                                                                                                       100.00       115.948

                                   EXHIBIT 3



            COMPARABLE CONVERTIBLE PREFERRED STOCKS - ENERGY RELATED

            COMPARABLE CONVERTIBLE PREFERRED STOCKS - ENERGY RELATED

                             PRICE      9/30/98       ANNUAL             S&P      CONVERSION       9/30/98      CONVERSION
     NAME         TICKER   AT ISSUE   PRICE OF PFD   PFD DIV.   YIELD   RATING   PRICE OF PFD   PRICE OF COMM     PREMIUM
----------------  ------   --------   ------------   --------   -----   ------   ------------   -------------   ----------
Goodrich Petrol    GDP      $10.00       $7.00        $0.80      11%      NA         $24.00           $2.88           733%
Howell Corp        HWL      $50.00       $34.00       $3.50      10%      NA         $16.50           $6.31           161%
MCN Energy Group   MCN      $50.00       $35.31       $4.00      12%      BBB        $35.38          $17.06           107%
Patina Oil & Gas   POG      $25.00       $21.56       $1.78       9%      NA          $8.61           $5.00            72%
Williams Cos       WMB      $50.00      $123.00       $3.50       3%      BB+        $10.67          $28.75           -63%
Cross Timber Oil   XTO      $25.00       $34.88       $1.56       5%       B         $11.57          $15.06           -23%

----------------------------------------------------------------------------------------------------------------------------
Mean                                                              8%                                                  165%
High                                                             12%                                                  733%
Low                                                               3%                                                  -63%
Median                                                            9%                                                   90%
----------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT 4

          COMPARABLE CONVERTIBLE PREFERRED STOCKS - NON-ENERGY RELATED

          Comparable Convertible Preferred Stocks - Non-Energy Related

                                   Price      9/30/98      Annual             S&P     Conversion      9/30/98     Conversion
        Name            Ticker    at Issue  Price of Pfd  Pfd Div.   Yield   Rating  Price of Pfd  Price of Comm    Premium
----------------------- ------    --------  ------------  --------   -----   ------  ------------  -------------  ----------
Beazer Homes USA           BZH     $25.00      $28.50      $2.00       7%      B-       $19.05        $20.63          -8%
Cellnet Funding           CNDS     $25.00      $17.25      $1.75      10%      NA       $13.64         $6.00         127%
Echostar Communications   DISH     $50.00      $60.75      $3.38       6%      NR       $24.38        $24.00           2%
Dura Automotive Systems   DRRA     $25.00      $24.00      $1.88       8%      NA       $42.87        $25.88          66%
Environmental Systems      ESC     $25.00      $17.50      $1.75      10%      NR       $28.00        $10.81         159%
First Security            FSCO     $52.50      $30.31      $3.15      10%      NA        $1.28        $16.75         -92%
Global Thermo            GLEAI      $2.16       $3.00      $0.22       7%      NA        $0.54         $0.98         -45%
Hecla Mining Co.            HL     $50.00      $42.00      $3.50       8%      B-       $15.55         $5.06         207%
Metromedia Intl            MMG     $50.00      $22.75      $3.63      16%      NR       $15.00         $3.88         287%
North Coast Energy        NCEB     $10.00       $7.75      $1.00      13%      NR        $1.74         $0.94          85%
Perini Corp                PCR     $25.00      $17.25      $2.13      12%      NR       $37.76         $6.94         444%
PDK Labs Inc              PDKL      $0.00       $4.50      $0.49      11%      NA       $23.33         $3.63         543%
Reckson Associates          RA     $25.00      $21.88      $1.91       9%      NA       $28.51        $23.50          21%
Titan Corp                 TTN      $0.00      $11.94      $1.00       8%      NR       $30.00         $5.25         471%
USA Biomass Corp.         USBC     $10.00       $9.75      $0.90       9%      NR        $5.39         $2.81          92%
US Restaurant Props.       USV     $25.00      $24.94      $1.93       8%      NA       $26.64        $25.44           5%

----------------------------------------------------------------------------------------------------------------------------
Mean                                                                  10%                                            148%
High                                                                  16%                                            543%
Low                                                                    6%                                            -92%
Median                                                                 9%                                             88%
----------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT 5


     COMPARABLE COMPANIES - SELECTED DATA FOR FIVE COMPARABLE E&P COMPANIES

                              THE ENEX PARTNERSHIP
                  COMPARABLE PUBLIC COMPANY VALUATION ANALYSIS
           (AMOUNTS IN MILLIONS, EXCEPT PER UNIT AMOUNTS AND RATIOS)




                                           LOW            MEAN           HIGH     FINANCIAL INPUT
                                         RATIO AS       RATIO AS       RATIO AS         FOR
VALUATION RATIOS:                       MULTIPLIER     MULTIPLIER     MULTIPLIER        ENEX         -------------------------------
-----------------                       ----------     ----------     ----------        ----                     IMPLIED
                                                                                                             ENTERPRISE VALUE
                                                                                                     -------------------------------
Market Value of Capitalization /                                                                      LOW         MEAN         HIGH
                                                                                                     -------------------------------
     Adjusted EBITDX - 6/30/98*             4.1x           6.4x           8.8x         $ 2.6         $10.5        $16.3        $22.5
     Pre Tax SEC PV-10% - 10/1/98            86%           111%           130%         $14.6         $12.5        $16.1        $19.0
     Mcfe                                 $0.60          $0.85          $1.06           13.7         $ 8.3        $11.6        $14.6

Funded Debt                                                                                          $ 0.0        $ 0.0        $ 0.0

                                                                                                     -------------------------------
                                                                                                                 IMPLIED
                                                                                                              EQUITY VALUE
                                                                                                     -------------------------------
                                                                                                      LOW         MEAN         HIGH
                                                                                                     -------------------------------
                                                                                                     $10.5        $16.3        $22.5
                                                                                                     $12.5        $16.1        $19.0
                                                                                                     $ 8.3        $11.6        $14.6

                                                                                                     -------------------------------
                                                                                                                PER UNIT
                                                                                                     -------------------------------
                                                                                                      LOW         MEAN         HIGH
                                                                                                     -------------------------------
                                                                                                     $ 9.53      $14.78       $20.37
                                                                                                     $11.30      $14.64       $17.23
                                                                                                     $ 7.50      $10.54       $13.22

               * Adjusted to exclude non oil and gas sales revenue (i.e., revenue from gas plant sales, gain from sale of property, other revenues and interest income.)

                                   MIDDLE BAY
                  COMPARABLE PUBLIC COMPANY VALUATION ANALYSIS
            (AMOUNTS IN MILLIONS, EXCEPT PER UNIT AMOUNTS AND RATIOS)


                                           LOW            MEAN           HIGH     FINANCIAL INPUT
                                         RATIO AS       RATIO AS       RATIO AS      FOR MIDDLE
VALUATION RATIOS:                       MULTIPLIER     MULTIPLIER     MULTIPLIER        BAY          -------------------------------
-----------------                       ----------     ----------     ----------        ---                     IMPLIED
                                                                                                             ENTERPRISE VALUE
                                                                                                     -------------------------------
Market Value of Capitalization /                                                                      LOW         MEAN         HIGH
                                                                                                     -------------------------------
     EBITDX - 6/30/98                       4.1x           6.4x           8.8x         $ 5.4         $22.3        $34.6        $47.7
     Pre Tax SEC PV 10% - 10/1/98            86%           111%           130%         $44.8         $38.3        $49.6        $58.4
     Mcfe                                 $0.60          $0.85          $1.06           75.0         $45.2        $63.4        $79.6

Funded Debt as of 9/30/98                                                                            $27.5        $27.5        $27.5

                                                                                                     -------------------------------
                                                                                                                 IMPLIED
                                                                                                              EQUITY VALUE
                                                                                                     -------------------------------
                                                                                                       LOW        MEAN         HIGH
                                                                                                     -------------------------------
                                                                                                     ($ 5.2)      $ 7.1        $20.2
                                                                                                      $10.8       $22.1        $30.9
                                                                                                      $17.7       $35.9        $52.1

                                                                                                     -------------------------------
                                                                                                                PER SHARE
                                                                                                     -------------------------------
                                                                                                       LOW        MEAN         HIGH
                                                                                                     -------------------------------
                                                                                                     ($0.60)     $0.84        $2.37
                                                                                                      $1.27      $2.60        $3.62
                                                                                                      $2.07      $4.21        $6.10

                    THE ENEX PARTNERSHIP COMPARABLE COMPANIES

                      MARKET, FINANCIAL AND OIL & GAS DATA

               (Amounts in millions, except per share and ratios)

                                            ABRAXAS       COHO        COSTILLA           KEY           WISER
MARKET DATA AS OF 10/2/98                  PETROLEUM     ENERGY        ENERGY         PRODUCTION        OIL       MEDIAN       MEAN
                                           ---------     ------        ------         ----------        ---       ------       ----
STOCK SYMBOL                                 AXAS         COHO          COSE              KP            WZR
STOCK PRICE                                 $ 7.00       $ 4.88        $ 7.50          $  6.75        $ 5.06
52 WEEK HIGH                                $19.50       $13.00        $16.38          $ 13.19        $18.75
52 WEEK LOW                                 $ 5.31       $ 4.50        $ 5.88          $  5.88        $ 5.00
% OF 52 WEEK HIGH                             35.9%        37.5%         45.8%            51.2%         27.0%       37.5%      39.5%
MARKET VALUE OF EQUITY (MVE)                $ 43.8       $124.8        $ 73.9          $  77.7        $ 45.3      $ 73.9     $ 73.1
MARKET VALUE OF CAPITAL (MVC)(A)            $321.0       $532.8        $256.5          $ 116.7        $179.7      $256.5     $281.3
COMMON SHARES OUTSTANDING                      6.3         25.6           9.9             11.5           9.0
ANNUAL DIVIDEND                             $ 0.00       $ 0.00        $ 0.00          $  0.00        $ 0.12
DIVIDEND YIELD                                 0.0%         0.0%          0.0%             0.0%          2.4%        0.0%       0.5%
LATEST FISCAL YEAR END (LFY)                 12/97        12/97         12/97            12/97         12/97

LATEST 12 MONTHS INCOME STATEMENT:
----------------------------------
TOTAL REVENUE                               $ 68.2       $ 72.9        $ 69.4          $  41.0        $ 70.0      $ 69.4     $ 64.3
  OPERATING EXPENSES                          18.1         23.3          30.1             10.8          27.6
OPERATING CASH FLOW (BEFORE G&A)              50.1         49.6          39.3             30.2          42.4
  GENERAL & ADMINISTRATIVE                     4.8          6.9          10.1              1.8           9.7
OPERATING CASH FLOW (EBITDX)                  45.3         42.8          29.2             28.4          32.7
  DD&A, IMPAIRMENTS & EXPL/DRY HOLE           34.4         98.3          65.5             15.0          41.4
OPERATING INCOME (EBIT)                       10.9        (55.5)        (36.3)            13.4          (8.8)
PRETAX INCOME                                (21.8)       (77.3)        (52.2)            12.5         (13.8)
NET INCOME FROM CONT. OPS                    (16.4)       (60.8)        (52.7)             7.8          (9.1)
NET INCOME                                   (16.4)       (60.8)        (53.0)             7.8          (9.1)
DISCRETIONARY CASH FLOW (DCF)(B)              18.0         37.5          12.6             22.8          32.3
EARNINGS PER SHARE (FROM CONT. OPS.)(C)    ($ 2.92)     ($ 2.37)      ($ 5.14)         $  0.68       ($ 1.02)
DCF PER SHARE (FROM CONT. OPS.)             $ 3.20       $ 1.46        $ 1.22          $  2.00        $ 3.62
AVERAGE SHARES OUTSTANDING (PRIMARY)           5.6         25.7          10.3             11.4           8.9
LATEST 12 MONTHS ENDED (LTM)                  6/98         6/98          6/98             6/98          6/98

LATEST BALANCE SHEET:
---------------------
CASH & EQUIVALENTS                          $  1.3       $  1.4        $ 17.1          $   4.8        $  0.1
CURRENT ASSETS                                12.2         19.1          29.6             12.5          16.8
NET PROPERTY, PLANT & EQUIPMENT              321.4        484.4         199.5            124.6         227.1
ASSETS                                       343.8        509.8         238.3            138.8         247.8       247.8      295.7
SHORT-TERM DEBT                                0.0          0.0           0.1              0.0           0.0
CURRENT LIABILITIES                           15.9         19.9          25.3             12.9          14.3
LONG-TERM DEBT                               277.2        408.0         182.4             39.0         134.3
TOTAL DEBT                                   277.2        408.0         182.5             39.0         134.3
LIABILITIES                                  329.7        431.6         208.0             70.8         159.0
STOCKHOLDERS' EQUITY                          14.1         78.2          30.2             68.0          88.7
LIABILITIES & STOCKHOLDERS' EQUITY           343.8        509.8         238.3            138.8         247.8

WORKING CAPITAL (EXCLUDES S.T.-DEBT)          (3.8)        (0.8)          4.4             (0.5)          2.4
TOTAL CAPITALIZATION                         291.3        486.2         212.8            107.0         223.1       223.1      264.1
ADJUSTED TOTAL CAPITALIZATION (SEC10)        238.6        528.1         210.0             81.6         206.1       210.0      252.9
BOOK VALUE PER COMMON SHARE                 $ 2.26       $ 3.05        $ 3.07          $  5.91        $ 9.91
BALANCE SHEET DATE                            6/98         6/98          6/98             6/98          6/98

                      MARKET, FINANCIAL AND OIL & GAS DATA

               (Amounts in millions, except per share and ratios)

                                             ABRAXAS         COHO        COSTILLA         KEY          WISER
EPS ESTIMATES:                              PETROLEUM       ENERGY        ENERGY       PRODUCTION       OIL       MEDIAN      MEAN
--------------                              ---------       ------        ------       ----------       ---       ------      ----
EPS FOR FISCAL YEAR END 1998                ($ 3.91)       ($ 0.30)      ($ 2.72)       $ 0.45       ($ 1.95)
EPS FOR FISCAL YEAR END 1999                ($ 2.81)        $ 0.46       ($ 1.64)       $ 0.76       ($ 1.42)

DCF AND EBITDX ESTIMATES:(D)
-----------------------------
DCFPS FOR FISCAL YEAR END 1998               $ 2.95         $ 1.04        $ 1.90        $ 2.24        $ 2.27
DCFPS FOR FISCAL YEAR END 1999               $ 4.36         $ 2.09        $ 2.77        $ 2.61        $ 2.49
EBITDX - 1998                                $48.12         $55.90        $35.10            NA        $34.30
EBITDX - 1999                                $61.56         $84.20        $49.40            NA        $39.00

VALUATION RATIOS (PRICE TO):
----------------------------
EPS FOR LATEST TWELVE MONTHS                     NM             NM            NM           9.9 x          NM        9.9 x      9.9 x
EPS FOR FISCAL YEAR END 1998                     NM             NM            NM          15.0 x          NM       15.0 x     15.0 x
EPS FOR FISCAL YEAR END 1999                     NM           10.6 x          NM           8.9 x          NM        9.7 x      9.7 x
DCFPS FOR LATEST TWELVE MONTHS                  2.2 x          3.3 x         6.1 x         3.4 x         1.4 x      3.3 x      3.3 x
DCFPS FOR FISCAL YEAR END 1998                  2.4 x          4.7 x         3.9 x         3.0 x         2.2 x      3.0 x      3.2 x
DCFPS FOR FISCAL YEAR END 1999                  1.6 x          2.3 x         2.7 x         2.6 x         2.0 x      2.3 x      2.3 x
BOOK VALUE PER COMMON SHARE                     3.1 x          1.6 x         2.4 x         1.1 x         0.5 x      1.6 x      1.8 x

VALUATION RATIOS (MVC TO):
--------------------------
PRETAX SEC PV-10% VALUE                         119%           101%          130%          118%           86%       118%       111%
ADJUSTED TOTAL CAPITALIZATION (SEC10)           135%           101%          122%          143%           87%       122%       118%
TOTAL REVENUE                                   4.7 x          7.3 x         3.7 x         2.8 x         2.6 x      3.7 x      4.2 x
EBITDX (BEFORE G&A)                             6.4 x         10.7 x         6.5 x         3.9 x         4.2 x      6.4 x      5.3 x
EBITDX                                          7.1 x           NM           8.8 x         4.1 x         5.5 x      6.3 x      6.4 x
EBITDX - 1998                                   6.7 x          9.5 x         7.3 x          NA           5.2 x      7.0 x      7.2 x
EBITDX - 1999                                   5.2 x          6.3 x         5.2 x          NA           4.6 x      5.2 x      5.3 x
EBIT                                           29.5 x           NM            NM           8.7 x          NM       19.1 x     19.1 x

VALUATION RATIOS (MVC PER):
---------------------------
BARREL OF OIL EQUIVALENT                     $ 5.87         $ 4.45        $ 6.36        $ 6.55        $ 3.61     $ 5.87     $ 5.37
MCF OF GAS EQUIVALENT                        $ 0.98         $ 0.74        $ 1.06            NM        $ 0.60     $ 0.86     $ 0.85

VALUATION RATIOS (MVE TO):
--------------------------
NET ASSET VALUE                                  NM          119.5%         98.5%        133.5%         53.1%     109.0%     101.2%
NET INCOME FROM CONT. OPS TO COMMON              NM             NM            NM          10.0 x          NM       10.0 x     10.0 x
DISCRETIONARY CASH FLOW TO COMMON               2.4 x          3.3 x         5.9 x         3.4 x         1.4 x      3.3 x      3.3 x

PROFITABILITY MARGINS:
----------------------
EBITDX (BEFORE G&A)                            73.4%          68.1%         56.7%         73.7%         60.5%      68.1%      66.5%
EBITDX                                         66.4%          58.7%         42.1%         69.2%         46.6%      58.7%      56.6%
EBIT                                           15.9%            NM            NM          32.6%           NM       24.3%      24.3%
NET INCOME FROM CONT. OPS                        NM             NM            NM          18.9%           NM       18.9%      18.9%
DISCRETIONARY CASH FLOW                        26.4%          51.4%         18.1%         55.6%         46.2%      46.2%      39.5%

LEVERAGE RATIOS (DEBT TO):
--------------------------
STOCKHOLDERS' EQUITY                         1961.9%         521.8%        604.1%         57.4%        151.4%     521.8%     659.3%
TOTAL CAPITALIZATION                           95.2%          83.9%         85.8%         36.5%         60.2%      83.9%      72.3%
MARKET VALUE OF EQUITY                        632.3%         326.9%        247.0%         50.2%        296.4%     296.4%     310.6%
MARKET VALUE OF CAPITAL                        86.3%          76.6%         71.2%         33.4%         74.8%      74.8%      68.5%

                      MARKET, FINANCIAL AND OIL & GAS DATA

               (Amounts in millions, except per share and ratios)

                                            ABRAXAS           COHO        COSTILLA        KEY            WISER
NET ASSET VALUE CALCULATION:               PETROLEUM         ENERGY        ENERGY      PRODUCTION         OIL       MEDIAN     MEAN
----------------------------               ---------         ------        ------      ----------         ---       ------     ----
WORKING CAPITAL (EXCL. S-T DEBT)           ($    3.8)      ($   0.8)      $    4.4     ($    0.5)      $    2.4
PRETAX SEC PV-10% VALUE                        268.7          526.3          196.7          99.3          210.1     $210.1    $260.2
NET PP&E ADDED SINCE FYE                        10.9          (17.2)          22.6           5.9            5.7

UNDEVELOPED ACREAGE
  DOMESTIC ONSHORE ($50/ACRE)                305,108         23,319        607,703       197,000        143,219
  DOMESTIC OFFSHORE ($100/ACRE)                    0              0
  INTERNATIONAL ($25/ACRE)                         0
                                            --------        -------       --------      --------       --------
TOTAL UNDEVELOPED ACREAGE                    305,108         23,319        607,703       197,000        143,219

TOTAL VALUE OF UNDEVELOPED ACREAGE          $   15.3        $   1.2       $   30.4      $    9.9       $    7.2
NET NON-OIL & GAS NONCURRENT ASSETS (FYE)          0            6.6            3.8           1.5            4.7
                                            --------        -------       --------      --------       --------
  GROSS ASSET VALUE                         $  291.1        $ 516.2       $  257.9      $  116.0       $  230.1
LESS: TOTAL DEBT AND PREFERRED                 277.2          408.0          182.5          39.0          134.3
LESS: OTHER LONG-TERM LIABILITIES               36.6            3.7            0.3          18.9           10.4
                                            --------        -------       --------      --------       --------
  NET ASSET VALUE                          ($   22.7)       $ 104.5       $   75.0      $   58.1       $   85.4     $ 75.0    $ 60.1
                                            ========        =======       ========      ========       ========

  NET ASSET VALUE PER SHARE                ($   3.62)       $  4.08       $   7.61      $   5.05       $   9.54

                      MARKET, FINANCIAL AND OIL & GAS DATA

               (Amounts in millions, except per share and ratios)

                                          ABRAXAS            COHO           COSTILLA               KEY               WISER
RESERVE DATA (FYE) (GAS/OIL = 6:1)      PETROLEUM          ENERGY           ENERGY            PRODUCTION             OIL
----------------------------------      ---------          ------           ------            ----------             ---
TOTAL PROVED OIL (MMBbls)                      17.8            95.1               15.0                  6.2              29.7
TOTAL PROVED GAS (Bcf)                        221.3           147.5              152.0                 69.5             120.1
                                            -------         -------            -------              -------           -------
  TOTAL PROVED RESERVES (MMBoe)                54.7           119.7               40.3                 17.8              49.7
  TOTAL PROVED RESERVES (Bcfe)                328.0           718.0              241.8                106.8             298.4
  PERCENT OIL                                  32.5%           79.5%              37.1%                34.9%             59.8%

PROVED DEVELOPED OIL (MMBbls)                  14.3                               10.6                  6.2              28.2
PROVED DEVELOPED GAS (Bcf)                    186.5                               86.2                 67.8             109.5
                                            -------         -------            -------              -------           -------
  TOTAL PROVED DEVELOPED (MMBoe)               45.3            84.2               25.0                 17.5              46.4
  PERCENT OIL                                  31.4%            0.0%              42.5%                35.4%             60.7%
  % PERCENT DEVELOPED                          82.9%           70.4%              62.0%                98.3%             93.4%

PRODUCTION DATA (GAS/OIL = 6:1):
LFY OIL PRODUCTION (MMBbls)                     1.9             2.8                2.2                  0.8               2.8
LFY GAS PRODUCTION (Bcf)                       21.1             7.7               14.7                 11.0              12.8
                                            -------         -------            -------              -------           -------
  TOTAL PRODUCTION (MMBoe)                      5.4             4.1                4.6                  2.7               4.9
  PERCENT OIL                                  35.5%           68.8%              47.0%                31.5%             56.3%

OTHER OIL & GAS DATA:
AVG OIL PRICE (PER Bbl)                     $ 18.63         $ 16.31            $ 17.77              $ 18.04           $ 15.92
AVG GAS PRICE (PER Mcf)                     $  1.79         $  2.23            $  2.29              $  2.38           $  2.35

ACCOUNTING METHOD                                FC              FC                 SE                   FC                SE

MAJOR PRODUCING AREAS                      S. Texas     Mississippi         Gulf Coast       Anadarko Basin     Permian Basin
                                      Permian Basin       Louisiana     Rocky Mountain       Rocky Mountain        New Mexico
                                             Canada                      Mid-Continent           Gulf Coast            Canada
                                                                         Permian Basin     North Central TX


RESERVE DATA (FYE) (GAS/OIL = 6:1)        MEDIAN       MEAN
----------------------------------        ------       ----
TOTAL PROVED OIL (MMBbls)
TOTAL PROVED GAS (Bcf)

  TOTAL PROVED RESERVES (MMBoe)             49.7       56.4
  TOTAL PROVED RESERVES (BCfe)             298.4      338.6
  PERCENT OIL                               37.1%      48.8%

PROVED DEVELOPED OIL (MMBbls)
PROVED DEVELOPED GAS (Bcf)

  TOTAL PROVED DEVELOPED (MMBoe)            45.3       43.7
  PERCENT OIL                               35.4%      34.0%
  % PERCENT DEVELOPED                       82.9%      81.4%

PRODUCTION DATA (GAS/OIL = 6:1):
LFY OIL PRODUCTION (MMBbls)
LFY GAS PRODUCTION (Bcf)

  TOTAL PRODUCTION (MMBoe)                   4.6        4.3
  PERCENT OIL                               47.0%      47.8%

OTHER OIL & GAS DATA:
AVG OIL PRICE (PER Bbl)                   $17.77     $17.33
AVG GAS PRICE (PER Mcf)                   $ 2.29     $ 2.21

ACCOUNTING METHOD

MAJOR PRODUCING AREAS





FOOTNOTES

----------

(A) Market value of capitalization (MVC) is defined as market value of equity, plus liquidation/market/book value of preferred stock, plus market/book value of total debt, less excess cash and equivalents.

(B) Discretionary cash flow is defined as net income from continuing operations plus DD&A, impairments, exploration/dry hole costs and other non-cash items.

(C) Earnings per share (EPS) is defined as net income from continuing operations less preferred dividends divided by the weighted average shares outstanding.

(D) Obtained 1998 and 1999 EBITDX from company research reports as follows:
Abraxas (Oppenheimer), Coho (Jefferies), Costilla (Oppenheimer), Wiser
(Jefferies)

THE ENEX PARTNERSHIP

                                                   12 mths         6 mths         6 mths          TTM
                                                  12/31/97        6/30/98        6/30/97        6/30/98
                                                 -----------    -----------    -----------    -----------
Revenues                                         $11,997,301    $ 3,768,515    $ 5,848,030    $ 9,917,786
General & Administrative                           1,611,221        606,900        816,647      1,401,474
Operating Costs                                    4,967,493      1,588,244      2,471,792      4,083,945
                                                 -----------    -----------    -----------    -----------
EBITDX                                           $ 5,418,587    $ 1,573,371    $ 2,559,591    $ 4,432,367
Adjusted EBITDX *                                $ 3,425,054    $ 1,045,953    $ 1,911,831    $ 2,559,176

DD&A                                               1,839,877        932,013      1,048,413      1,723,477
Impairments (write-offs)                                  --             --             --             --
                                                 -----------    -----------    -----------    -----------
EBIT                                             $ 3,578,710    $   641,358    $ 1,511,178    $ 2,708,890

Interest                                                  --             --             --             --
                                                 -----------    -----------    -----------    -----------
Net Income                                       $ 3,578,710    $   641,358    $ 1,511,178    $ 2,708,890
                                                 ===========    ===========    ===========    ===========


Gas Plant Sales                                  $ 1,157,068    $    17,733    $   619,555    $   555,246
Gain From Sale of Property                           741,617        504,621          5,940      1,240,298
Other Revenue                                         21,000          1,432         21,000          1,432
Interest Income                                       73,848          3,632          1,265         76,215
                                                 -----------    -----------    -----------    -----------
Non Operating Revenues                           $ 1,993,533    $   527,418    $   647,760    $ 1,873,191
                                                 ===========    ===========    ===========    ===========

-----------------------------------------------------------
Cash and Cash Equivalents                        $1,473,450

Current Assets                                    2,606,951
Current Liabilities                                 602,512
-----------------------------------------------------------

* Adjusted to exclude non oil and gas sales revenue (i.e., revenue from gas plant sales, gain from sale of property, other revenues and interest income.)

MIDDLE BAY

                                               12 mths           6 mths           6 mths            TTM
                                              12/31/97          6/30/98          6/30/97          6/30/98
                                            ------------     ------------     ------------     ------------
Revenues                                    $ 11,432,995     $  7,564,994     $  3,752,786     $ 15,245,203
General & Administrative                       2,361,124        2,260,553          953,700        3,667,977
Operating Costs                                3,848,627        3,605,015        1,316,681        6,136,961
                                            ------------     ------------     ------------     ------------
EBITDX                                      $  5,223,244     $  1,699,426     $  1,482,405     $  5,440,265

DD&A                                           4,567,063        3,024,942        1,054,817        6,537,188
Exploration (Geological and Geophysical)         222,608          788,115          115,191          895,532
Abandonment Costs                              1,118,838          307,264          235,719        1,190,383
Impairments (Write-offs)                      21,147,823               --               --       21,147,823
Other (Including Stock Compensation)             519,969           67,500               --          587,469
                                            ------------     ------------     ------------     ------------
EBIT                                        $(22,353,057)    $ (2,488,395)    $     76,678     $(24,918,130)
Interest                                         671,081          812,841          259,743        1,224,179
                                            ------------     ------------     ------------     ------------
Pretax Income                               $(23,024,138)    $ (3,301,236)    $   (183,065)    $(26,142,309)
Minority Interest                                     --         (148,686)              --         (148,686)
Income Tax (Benefit) Expense                  (7,444,798)      (1,071,867)              --       (8,516,665)
                                            ------------     ------------     ------------     ------------
Net Income (Loss)                           $(15,579,340)    $ (2,080,683)    $   (183,065)    $(17,476,958)
                                            ============     ============     ============     ============


-------------------------------------------------------------------------------
Cash and Cash Equivalents                                          $ 2,061,612
Current Assets                                                       7,641,959
Current Liabilities                                                  7,240,951
Current Maturities of LTD                                            4,091,535
Long Term Debt                                                      26,628,604
-------------------------------------------------------------------------------